As filed with the Securities and Exchange Commission on June 16, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DEAN FOODS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	2026	75-2559681
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2711 North Haskell Ave., Suite 3400

Dallas, TX 75204

(214) 303-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

SEE TABLE OF ADDITIONAL REGISTRANTS

Steven J. Kemps

Executive Vice President, General Counsel and Secretary

Dean Foods Company

2711 North Haskell Ave., Suite 3400

Dallas, Texas 75204

(214) 303-3400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Erika L. Robinson

Wilmer Cutler Pickering Hale & Dorr LLP

1875 Pennsylvania Avenue NW

Washington, DC 20006

(202) 663-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
9.750% Senior Notes due 2018	$400,000,000	100%	$400,000,000	$46,440
Guarantees(3)	N/A	N/A	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Calculated pursuant to Rule 457 under the Securities Act.

(3)	No separate consideration will be received for the guarantees, and no separate fee is payable, pursuant to Rule 457(n) under the Securities Act.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Alta-Dena Certified Dairy, LLC	Delaware	2026	36-4261347	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Berkeley Farms, LLC	California	2026	94-3308965	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Country Fresh, LLC	Michigan	2026	38-1256303	2711 North Haskell Ave., Suite 3400 Dallas, TX 75240 (214) 303-3400
Dean Dairy Holdings, LLC	Delaware	2026	75-2969188	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean East, LLC	Delaware	2026	74-2938751	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean East II, LLC	Delaware	2026	75-2969192	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean Foods of Southern California, LLC	Delaware	2026	26-4552550	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean Foods North Central, LLC	Delaware	2026	36-4277858	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean Foods of Wisconsin, LLC	Delaware	2026	26-4552504	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean Holding Company	Wisconsin	2026	39-0318390	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean Intellectual Property Services, Inc.	Delaware	2026	05-0533498	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean Intellectual Property Services II, Inc.	Delaware	2026	05-0533512	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean Management Corporation	Delaware	2026	75-2587782	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean Services, LLC	Delaware	2026	20-5622168	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400

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Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Dean Transportation, Inc.	Ohio	2026	34-1848896	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean West, LLC	Delaware	2026	74-2938753	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Dean West II, LLC	Delaware	2026	75-2969190	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
DIPS Limited Partner II	Delaware	2026	36-4327167	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Fresh Dairy Delivery, LLC	Delaware	2026	27-1372314	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Friendship Dairies, LLC	Delaware	2026	71-1028257	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Gandy’s Dairies, LLC	Delaware	2026	75-0900623	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Garelick Farms, LLC	Delaware	2026	52-2133221	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Horizon Organic Dairy, LLC	Delaware	2026	20-5289672	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Horizon Organic International, Inc.	Delaware	2026	84-1544905	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Kohler Mix Specialties of Minnesota, LLC	Delaware	2026	84-1582879	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Kohler Mix Specialties, LLC	Delaware	2026	84-1583749	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Land-O-Sun Dairies, LLC	Delaware	2026	74-2938694	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Marathon Dairy Investment Corp.	Minnesota	2026	41-2003984	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Mayfield Dairy Farms, LLC	Delaware	2026	62-0583008	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Midwest Ice Cream Company, LLC	Delaware	2026	36-4400130	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400

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Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
Model Dairy, LLC	Delaware	2026	75-2677981	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Morningstar Foods, LLC	Delaware	2026	20-0613096	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Reiter Dairy, LLC	Delaware	2026	04-3673675	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Sampson Ventures, LLC	Delaware	2026	77-0667714	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Shenandoah’s Pride, LLC	Delaware	2026	74-2952858	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Southern Foods Group, LLC	Delaware	2026	75-2571364	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Suiza Dairy Group, LLC	Delaware	2026	04-3742039	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Tuscan/Lehigh Dairies, Inc.	Delaware	2026	33-1046774	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
Verifine Dairy Products of Sheboygan, LLC	Wisconsin	2026	39-0677200	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400
WhiteWave Foods Company	Delaware	2026	75-2218815	12002 Airport Way Broomfield, CO 80021 (303) 443-3470
WhiteWave Services, Inc.	Delaware	2026	20-3026265	2711 North Haskell Ave., Suite 3400 Dallas, TX 75204 (214) 303-3400

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 16, 2011

PRELIMINARY PROSPECTUS

DEAN FOODS COMPANY

Offer to Exchange

up to $400,000,000 9.750% Senior Notes due 2018 that have been registered under the Securities Act for any and all of our outstanding unregistered 9.750%

Senior Notes due 2018

Terms of the Exchange Offer

•

We are offering $400,000,000 in aggregate principal amount of new 9.750% Senior Notes due 2018 (the “new notes”) in exchange for an equal amount of outstanding 9.750% Senior Notes due 2018 (the “old notes”).

•	The exchange offer expires at 5:00 p.m., New York City time, on , unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration date.

•	All old notes that are validly tendered and not validly withdrawn will be exchanged.

•	The exchange of old notes for new notes generally will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•

The terms of the new notes to be issued in the exchange offer are substantially the same as the terms of the old notes, except that the offer of the new notes is registered under the Securities Act, and the new notes have no transfer restrictions, rights to special interest or registration rights.

•	The new notes will not be listed on any securities exchange. A public market for the new notes may not develop, which could make selling the new notes difficult.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Starting on the expiration date (as defined herein) and ending on the close of business 180 days after the expiration date, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Investing in the new notes to be issued in the exchange offer involves certain risks. See “Risk Factors” beginning on page 6.

We are not making an offer to exchange new notes for old notes in any jurisdiction where the offer is not permitted.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2011.

We have not authorized anyone to give any information or make any representation about the exchange offer that is different from, or in addition to, that contained in this prospectus, the related registration statement or in any of the materials that we have incorporated by reference into this prospectus. Therefore, if anyone does give you information of this type, you should not rely on it. This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

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WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION BY REFERENCE

We have filed with the SEC a registration statement on Form S-4 with respect to the issuance of the new notes. This prospectus, which forms part of the registration statement, does not contain all of the information included in that registration statement. For further information about us and about the new notes, you should refer to the registration statement and its exhibits.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.deanfoods.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We “incorporate by reference” information into this prospectus, which means that we are disclosing important information to you by referring you to other documents filed with the SEC. The information incorporated by reference is deemed to be part of this prospectus except for any information that is superseded by information in this prospectus. This prospectus incorporates by reference the following documents that we previously filed with the SEC (File No. 001-12755), other than information in such reports that is deemed to have been furnished to, rather than filed with, the SEC in accordance with SEC rules:

•

Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (including information specifically incorporated by reference from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 15, 2011);

•	Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011; and

•	Current Reports on Form 8-K filed with the SEC on March 1, 2011, March 4, 2011 and May 20, 2011.

We also incorporate by reference any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and prior to the time that the exchange offer ends. The information incorporated by reference, as updated, is an important part of this prospectus. Information which is deemed to be furnished to, rather than filed with, the SEC shall not be incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference into this prospectus conflicts with, negates, modifies or supersedes that statement. Any statement that is modified or superseded will not constitute a part of this prospectus, except as modified or superseded.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Dean Foods Company

2711 North Haskell Ave., Suite 3400

Dallas, Texas 75204

(214) 303-3400

Attention: Investor Relations

To obtain timely delivery of any copies of filings requested, please write or call us no later than five business days before the expiration date of the exchange offer.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated or deemed to be incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, which are subject to risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are predictions based on expectations and projections about future events, and are not statements of historical fact. Forward-looking statements include statements concerning our business strategy, among other things, including anticipated trends and developments in and management plans for our business and the markets in which we operate. In some cases, you can identify these statements by forward-looking words, such as “estimate,” “expect,” “anticipate,” “project,” “plan,” “intend,” “believe,” “forecast,” “foresee,” “likely,” “may,” “should,” “goal,” “target,” “might,” “will,” “could,” “predict,” and “continue,” the negative or plural of these words and other comparable terminology. You should not rely on those forward-looking statements as representing our views as of any date subsequent to the date of the document in which they are made. We undertake no obligation to update any of these forward-looking statements for any reason. You should not place undue reliance on forward-looking statements. The forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by these statements. These factors include the matters discussed under the heading “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in this prospectus and in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q (including the information under the heading “Risk Factors”).

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SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that you should consider before exchanging your old notes for new notes in this exchange offer. For a more complete discussion of the information you should consider before participating in this exchange offer, you should carefully read this entire prospectus and the documents incorporated by reference in this prospectus.

As used in this prospectus, the terms “Dean Foods,” the “Company,” “we,” “us” and “our” may, depending upon the context, refer to Dean Foods Company, to one or more of its consolidated subsidiaries or to Dean Foods Company and all of its subsidiaries taken as a whole.

Our Company

We are one of the leading food and beverage companies in the United States, as well as a global leader in branded plant-based beverages, such as soy, almond, and coconut milks, and other soy-based food products. As we continue to evaluate and seek to maximize the value of our strong brands and product offerings, we have aligned our leadership teams, operating strategies and supply chain initiatives around our two business segments: Fresh Dairy Direct-Morningstar and WhiteWave-Alpro. Fresh Dairy Direct-Morningstar is the largest processor and distributor of milk and other dairy products in the United States, with products sold under more than 50 familiar local and regional brands and a wide array of private labels. WhiteWave-Alpro markets and sells a variety of nationally branded dairy and dairy-related products, such as Horizon Organic® milk and other dairy products, International Delight® coffee creamers, LAND O LAKES® creamers and fluid dairy products, Silk® plant-based beverages, such as soy, almond and coconut milks, and cultured soy products. WhiteWave-Alpro also offers branded soy-based beverages and food products in Europe and markets its products under the Alpro® and Provamel® brands. Additionally, with our Hero/WhiteWave joint venture we have expanded the WhiteWave product footprint beyond the dairy case to chilled fruit-based beverages with Fruit2Day®.

Our principal executive offices are located at 2711 North Haskell Avenue, Suite 3400, Dallas, Texas 75204. Our telephone number is (214) 303-3400. We maintain a website at www.deanfoods.com. The reference to our website is intended to be an inactive textual reference only. The information accessible through our website is not part of this prospectus and should not be relied upon in connection with making any investment decision. We were incorporated in Delaware in 1994. Our common stock is listed on the New York Stock Exchange.

Risk Factors

Participating in the exchange offer and investing in the new notes involves risks. You should carefully consider the information set forth above, the information in the section of this prospectus entitled “Risk Factors” beginning on page 6 and the other information included in this prospectus and the risk factors and other information incorporated by reference in this prospectus (including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q), before deciding whether to participate in the exchange offer and invest in the new notes.

Ratios of Earnings to Fixed Charges

The following table sets forth our ratio of earnings to fixed charges for each of the periods indicated:

	Three Months Ended March 31, 2011	Year Ended December 31
		2010	2009	2008	2007	2006
Ratio of earnings to fixed charges (1)	1.51	1.50	2.26	1.81	1.55	2.85

(1)	For purposes of calculating the ratio of earnings to fixed charges, “earnings” represents income before income taxes plus fixed charges. “Fixed charges” consist of interest on all debt, amortization of deferred financing costs and the portion of rental expense that we believe is representative of the interest component of rent expense.

Summary of the Exchange Offer

Background	On December 16, 2010, we issued $400,000,000 aggregate principal amount of old notes in an unregistered offering. In connection with that offering, we entered into a registration rights agreement in which we agreed, among other things, to complete this exchange offer. Under the terms of the exchange offer, you are entitled to exchange old notes for new notes, evidencing the same indebtedness and with substantially similar terms as the corresponding series of old notes, except that the new notes will be registered under the Securities Act and will not have restrictions on transfer, rights to special interest or registration rights. You should read the discussion under the heading “Description of the Notes and the Guarantees” for further information regarding the new notes.

The Exchange Offer	We are offering to exchange a like amount of new notes for old notes validly tendered and accepted.

We will not pay any accrued and unpaid interest on the old notes that we acquire in the exchange offer. Instead, interest on the new notes will accrue from the most recent date to which interest has been paid on the old notes. Any original notes not exchanged will remain outstanding and continue to accrue interest according to their terms.

As of the date of this prospectus, $400,000,000 aggregate principal amount of the old notes are outstanding.

Denominations of New Notes	Tendering holders of old notes must tender old notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. New notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2011, unless we extend or terminate the exchange offer, in which case “expiration date” will mean the latest date and time to which we extend the exchange offer.

Settlement Date	The settlement date of the exchange offer will be promptly after the expiration date of the exchange offer.

Withdrawal of Tenders	Tenders of old notes may be withdrawn at any time prior to the expiration date.

Conditions to the Exchange Offer	Our obligation to consummate the exchange offer is subject to certain customary conditions, which we may assert or waive. See “Description of the Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering

To participate in the exchange offer, you may follow the automatic tender offer program (“ATOP”), procedures established by The Depository Trust
Company (“DTC”), for tendering old notes held in book-entry form. The
ATOP procedures require that the exchange agent receive, prior to the expiration date of the exchange offer, a computer-generated message known as an “agent’s message” that is transmitted through ATOP and that
DTC confirm that:

•    DTC has received instructions to exchange your old notes; and

•    you agree to be bound by the terms of the letter of transmittal.

For more details, please read “Description of the Exchange Offer — Terms of the Exchange Offer” and “Description of the Exchange Offer — Procedures for Tendering.” If you elect to have old notes exchanged pursuant to this exchange offer, you must properly tender your old notes prior to 5:00 p.m., New York City time, on the expiration date. All old notes validly tendered and not properly withdrawn will be accepted for exchange. Old notes may be exchanged only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Consequences of Failure to Exchange

If we complete the exchange offer and you do not participate in it, then:

•    your old notes will continue to be subject to the existing restrictions upon their transfer;

•    we will have no further obligation to provide for the registration of those old notes under the Securities Act except under certain limited circumstances; and

•    the liquidity of the market for your old notes could be adversely affected.

Taxation	The exchange pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes. See “Certain Material United States Federal Income Tax Consequences” in this prospectus.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the new notes in this exchange offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon Trust Company, N.A. is the exchange agent for the exchange offer.

Regulatory Approvals	Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

Absence of Dissenters’ Rights	Holders of the old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Summary of the New Notes

The new notes will be substantially the same as the old notes, except that the new notes will be registered under the Securities Act and will not have restrictions on transfer, rights to special interest or registration rights. The new notes will evidence the same debt as the old notes, and the same indenture will govern the new notes and the old notes. We sometimes refer to the new notes and the old notes collectively as the “notes.”

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the new notes, please read “Description of the Notes and the Guarantees.”

Issuer	Dean Foods Company

New Notes Offered	$400,000,000 aggregate principal amount of senior notes.

Maturity	The new notes will mature on December 15, 2018.

Interest	9.750% per year.

Interest Payment Dates

June 15 and December 15 of each year. Because June 15, 2011 was an interest payment date for the old notes, the first interest payment date for the new notes will be December 15, 2011, and interest will begin to accrue on the new notes from June 15, 2011, the last interest payment date.

Subsidiary Guarantors	The new notes will be fully and unconditionally guaranteed by the subsidiaries that are guarantors under our senior secured credit facility, which are substantially all of our wholly owned U.S. subsidiaries excluding our aviation subsidiaries and our receivables subsidiaries. The subsidiary guarantors’ guarantees will be joint and several obligations.

Ranking	The new notes will be our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness, including $500 million aggregate principal amount of our 7.000% Senior Notes due 2016, which we refer to as our 7% senior notes due 2016, and will be effectively subordinated to the indebtedness outstanding under our senior secured credit facility from time to time and any other secured debt we may incur to the extent of the value of the collateral securing such indebtedness. The new notes will be fully and unconditionally guaranteed on a senior basis, jointly and severally, by our subsidiaries that are guarantors under our senior secured credit facility, which are substantially all of our wholly owned U.S. subsidiaries excluding our aviation subsidiaries and our receivables subsidiaries. Each guarantee will be effectively subordinated to any secured obligations of the subsidiary guarantors to the extent of the value of the collateral securing such indebtedness. These subsidiary guarantors also guarantee our obligations under our senior secured credit facility and our 7% senior notes due 2016. At March 31, 2011, we had approximately $4.0 billion aggregate principal amount of senior indebtedness outstanding (including subsidiary debt we have guaranteed), of which $3.9 billion was guaranteed by the subsidiary guarantors and $3.0 billion was secured, and no subordinated indebtedness outstanding. The new notes will be structurally subordinated to any indebtedness or other liabilities of our non-guarantor subsidiaries.

Optional Redemption	We may, at our option, redeem all or part of the notes at any time prior to December 15, 2014 at a make-whole price, and at any time on or after December 15, 2014 at fixed redemption prices, plus accrued and unpaid interest to the date of redemption, as described under “Description of the Notes and the Guarantees—Optional Redemption.” In addition, prior to December 15, 2013, we may, at our option, redeem up to 35% of the notes with the proceeds of certain equity offerings.

Change of Control	If specific kinds of changes of control occur and we have not previously exercised our right to redeem all of the outstanding new notes as described under “Description of the Notes and the Guarantees—Optional Redemption,” we must offer to purchase the new notes at a price equal to 101% of the principal amount thereof plus any accrued and unpaid interest. See “Description of the Notes and the Guarantees—Repurchase at the Option of Holders Upon a Change of Control.”

Covenants	The indenture under which we will issue the new notes contains covenants that, among other things, limit our ability to incur secured indebtedness, enter into sale-leaseback transactions and engage in mergers, consolidations and sales of all or substantially all of our assets. See “Description of the Notes and the Guarantees—Covenants.”

Denomination	The new notes will be issued in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No Public Market	The new notes will be new securities for which no market currently exists and we cannot assure you that any public market for the new notes will develop or be sustained.

Listing	We do not intend to list the new notes on any securities exchange.

Additional Notes	The indenture governing the new notes will provide for unlimited issuances of additional notes. See “Description of the Notes and the Guarantees.”

Governing Law	New York

RISK FACTORS

Participating in the exchange offer and investing in the new notes involves various risks, including the risks described below. You should carefully consider the following risks and the other information contained in this prospectus and the documents incorporated by reference in this prospectus, including our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, before investing in the new notes. These risks are not the only risks facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also have a material adverse effect on our business and operations. If any of these risks were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you may lose all or part of your original investment.

Risks Relating to the Notes

Changes in our credit ratings may have a negative impact on the value of the notes.

Some of our debt, including the notes, is rated by Standard & Poor’s, Moody’s, and Fitch Ratings, and there are a number of factors beyond our control with respect to these ratings. During 2010, in response to the decline in our operating results and the difficult dairy operating environment, both Standard & Poor’s and Fitch Ratings downgraded our credit ratings by one level each. Following these actions, our credit ratings continue to be considered below “investment grade” by the ratings agencies. Although the interest rate on our existing credit facilities is not affected by changes in our credit ratings, these ratings changes or further downgrades in our credit ratings may impair our ability to raise additional capital in the future on terms that are acceptable to us, may cause the value of the notes to decline and may have other negative implications with respect to our business. Ratings reflect only the views of the ratings agency issuing the rating, are not recommendations to buy, sell or hold our securities and may be subject to revision or withdrawal at any time by the ratings agency issuing the rating. Each rating should be evaluated independently of any other rating.

We have substantial indebtedness, which may materially and adversely affect our financial flexibility and our ability to meet our debt service obligations under the notes.

At March 31, 2011, we had approximately $4.0 billion aggregate principal amount of senior indebtedness outstanding (including subsidiary debt we have guaranteed). Our indebtedness could, among other things:

•	require us to dedicate a substantial portion of our cash flow to repaying our indebtedness, thus reducing the amount of funds available for other general corporate purposes;

•	limit our ability to borrow additional funds necessary for working capital, capital expenditures or other general corporate purposes;

•	increase our vulnerability to adverse general economic or industry conditions; and

•	limit our flexibility in planning for, or reacting to changes in, our business.

There can be no assurance that we will be able to meet our debt service obligations, including any of our obligations under the notes. In addition, we may need to incur substantial additional indebtedness in the future to fund our operations or certain strategic objectives. However, we may not be able to incur the additional financing necessary for these purposes.

In addition, under our senior secured credit facility and our receivables purchase agreement, we are required to remain in compliance with a maximum consolidated leverage ratio, an interest coverage ratio and a senior secured leverage ratio and other covenants. If our earnings decline, or if we incur additional indebtedness, we may be unable to comply with these financial ratios. Failure to comply with the financial covenants or any other non-financial or restrictive covenant in our senior secured credit facility or our receivables purchase agreement could create a default under our senior secured credit facility and under our receivables purchase agreement. Upon a default, our lenders could accelerate the indebtedness under the facilities, foreclose against their collateral or seek other remedies, which would jeopardize our ability to continue our current operations.

Despite our substantial indebtedness, we may still be able to incur more debt, intensifying the risks described above.

Subject to restrictions in our existing senior secured credit facility, we may incur additional indebtedness, which could increase the risks associated with our already substantial indebtedness. Subject to certain limitations, we have the ability to borrow additional funds under our existing senior secured credit facility. If we incur any additional indebtedness or obligations that rank equally with the notes, the holders of those obligations may be entitled to share ratably with you in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of us, which may reduce the amount of proceeds paid to you.

We conduct all of our operations through our subsidiaries and may be limited in our ability to access funds from these subsidiaries to service our debt, including the notes. In addition, the notes will not be guaranteed by all of our subsidiaries.

We conduct all of our operations through our subsidiaries. Accordingly, we depend on our subsidiaries’ earnings and advances or loans made by them to us (and potentially dividends or distributions by them to us) to provide funds necessary to meet our obligations, including the payments of principal, premium, if any, and interest on the notes. If we are unable to access the cash flows of our subsidiaries, we would be unable to meet our debt obligations.

Our subsidiaries are separate and distinct legal entities and, except for the subsidiary guarantors’ obligations under the subsidiary guarantees, have no obligation, contingent or otherwise, to pay any amounts due on the notes or to make funds available to us to do so. In addition, the receivables purchase agreement places restrictions on the ability of our receivables subsidiaries to pay dividends or to make distributions if they are not in compliance with required capital amounts. Unless they guarantee the notes, any of our future subsidiaries will not have any obligation to pay amounts due on the notes or to make funds available for that purpose. Substantially all of our wholly owned U.S. subsidiaries, excluding our aviation subsidiaries and our receivables subsidiaries, are guarantors of the notes. None of our foreign affiliates is an obligor or guarantor in respect of the notes. As a result, if we default on our obligations under the notes, you will not have any direct claims against any of our foreign affiliates, our aviation subsidiaries or our receivables subsidiaries. In the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. In addition, the indenture allows us to create new foreign subsidiaries and invest in our foreign subsidiaries, all of whose assets you will not have any claim against.

The notes will be unsecured and, therefore, will be effectively subordinated to borrowings under our senior secured credit facility and any other secured debt, and the subsidiary guarantees of the notes will be unsecured and effectively subordinated to the secured debt of the subsidiary guarantors.

The notes and subsidiary guarantees will not be secured by any of our assets or those of our subsidiaries. As a result, the notes are effectively subordinated to the indebtedness under our senior secured credit facility and any other secured debt we may incur and to the secured debt of any subsidiary guarantor to the extent of the value of the assets securing such debt. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our secured debt (including indebtedness under our senior secured credit facility) or the secured debt of any subsidiary guarantor may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the notes. In any such event, because the notes are not secured by the assets of the subsidiary guarantors, it is possible that there would be no assets from which your claims could be satisfied, or, if any assets existed, they might be insufficient to satisfy your claims in full. As of March 31, 2011, we had approximately $3.0 billion of secured debt outstanding under our senior secured credit facility. The senior secured credit facility is secured by liens on substantially all of our domestic assets including the assets of our subsidiaries, but excluding the capital stock of Dean Holding Company (formerly Dean Foods Company, which we acquired in 2001 and which we refer to as “Legacy Dean”) and its subsidiaries, and the real property owned by Legacy Dean and its subsidiaries.

There may not be a liquid market for the notes.

The new notes constitute a new issue of securities with no established trading market. No market for the new notes may develop, and any market that develops may not be liquid or may not last. If the new notes are traded, they may trade at a discount from their offering prices, depending on prevailing interest rates, the market for similar securities, our performance and other factors. To the extent an active trading market does not develop, you may not be able to resell your new notes at their fair market value or at all.

The subsidiary guarantees may be limited in duration.

Each subsidiary guarantor will guarantee our obligations under the notes only for so long as each subsidiary guarantor is required to act as a guarantor under our senior secured credit facility. If any or all of the subsidiary guarantees are released or terminated or no longer required under the senior secured credit facility or the senior secured credit facility is terminated, such subsidiary guarantee(s) will be released under the indenture. The indenture does not contain any covenants that materially restrict our ability to sell, transfer or otherwise dispose of our assets, including the capital stock of our subsidiaries, or the assets of any of our subsidiaries, except as described under the heading “Description of the Notes and the Guarantees—Covenants” and “Description of the Notes and the Guarantees—Consolidation, Merger, Sale or Conveyance.” In the event that we sell, transfer or otherwise dispose of some or all of the capital stock of a subsidiary guarantor, such that it is no longer a subsidiary of ours, the guarantee of that subsidiary would terminate. Likewise, in the event a subsidiary guarantor were to sell, transfer or otherwise dispose of all or substantially all of its assets (or incur or guarantee indebtedness where such indebtedness or guarantee is secured by such subsidiary’s assets), the ability of the holders of the notes to collect payments against such subsidiary under the guarantee could be materially and adversely affected.

The subsidiary guarantees may raise fraudulent transfer issues, which could impair the enforceability of the subsidiary guarantees.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, a court found that the guarantee was incurred with actual intent to hinder, delay or defraud creditors or the guarantor did not receive fair consideration or reasonably equivalent value for the guarantee and the guarantor:

•	was insolvent or was rendered insolvent because of the guarantee and the application of proceeds of the notes;

•	was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital to carry on its business;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment is unsatisfied.

We cannot be sure as to the standard that a court would use to determine whether the subsidiary guarantors were solvent at the relevant time, or that the issuance of the guarantees would not be voided or the guarantees would not be subordinated to the subsidiary guarantors’ other debt. A guarantee could also be subject to the claim that, because the guarantee was incurred for the benefit of Dean Foods Company, and only indirectly for the benefit of the subsidiary guarantor, the obligations of the applicable subsidiary guarantor were incurred for less than fair consideration. If a court voided a guarantee as a result of fraudulent conveyance, or held it unenforceable for any other reason, holders of the notes would cease to have a claim against the subsidiary guarantor and would be solely creditors of Dean Foods Company and any other subsidiary guarantors. In addition, any payment by that subsidiary guarantor pursuant to its guarantee could be voided and required to be returned to the subsidiary guarantor, or to a fund for the benefit of the creditors of the subsidiary guarantor.

Since we are a holding company, if all of the subsidiary guarantees were voided, that would result in the holder of the notes having claims that would not be paid prior to substantially all of the other debt and liabilities of the consolidated group of entities. In addition, to the extent that the claims of holders of the notes against any subsidiary guarantor were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the notes. If one or more subsidiary guarantees are voided or subordinated, there may not be sufficient assets remaining to satisfy claims of holders of the notes after providing for all prior claims.

The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debt, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Each subsidiary guarantee will contain a provision intended to limit the subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of the obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law.

We may not be able to repurchase the notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, each holder of notes will have the right to require us to repurchase all or any part of such holder’s notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of purchase. Our 7% senior notes due 2016 also give the holders of those notes the right to require us to repurchase their notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, upon specific kinds of change of control events, and our senior secured credit facility provides that certain change of control events constitute a default. Any future credit facility or other agreements relating to senior indebtedness to which we become a party may contain similar provisions. If we experience a change of control that triggers a default under our senior secured credit facility, such default could result in amounts outstanding under our senior secured credit facility being declared due and payable. We would be prohibited from purchasing the notes unless, and until, such time as our indebtedness under the senior secured credit facility was repaid in full. There can be no assurance that either we or our subsidiary guarantors would have sufficient financial resources available to satisfy all of our or their obligations under our senior secured credit facility, the 7% senior notes due 2016 and these notes in the event of a change of control. Our failure to purchase the notes as required under the indenture governing the notes would result in a default under the indenture, which could have material adverse consequences for us and the holders of the notes. See “Description of the Notes and the Guarantees—Repurchase at the Option of Holders Upon a Change of Control.”

Risks Relating to the Exchange Offer

The exchange offer may not be completed.

We are not obligated to complete the exchange offer under certain circumstances. See “Description of the Exchange Offer — Conditions to the Exchange Offer.” Even if the exchange offer is completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offer may have to wait longer than expected to receive their new notes, during which time those holders of old notes will not be able to effect transfers of their old notes tendered in the exchange offer.

You may be required to deliver prospectuses and comply with other requirements in connection with any resale of the new notes.

If you tender your old notes for the purpose of participating in a distribution of the new notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. In addition, if you are a broker-dealer that receives new notes for your own account in exchange for old notes that you acquired as a result of market-making activities or any other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of such new notes.

If you fail to exchange your old notes, the existing transfer restrictions will remain in effect and the market value of your old notes may be adversely affected because they may be more difficult to sell.

If you fail to exchange your old notes for new notes under the exchange offer, then you will continue to be subject to the existing transfer restrictions on the old notes. In general, the old notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except in connection with this exchange offer or as required by the registration rights agreement, we do not intend to register resales of the old notes.

The tender of old notes under the exchange offer will reduce the principal amount of the currently outstanding old notes. Due to the corresponding reduction in liquidity, this may have an adverse effect upon, and increase the volatility of, the market price of any currently outstanding old notes that you continue to hold following completion of the exchange offer.

DESCRIPTION OF THE EXCHANGE OFFER

Purpose of the Exchange Offer

On December 16, 2010, we issued $400,000,000 aggregate principal amount of old notes. In connection with that issuance, we entered into the registration rights agreement. Pursuant to the registration rights agreement, we agreed that we would:

•

on or prior to 365 days after the original issuance of the old notes, file a registration statement with respect to an exchange offer registered under the Securities Act to exchange the old notes for an issue of new notes that are identical in all material respects to the old notes, except that the new notes would not contain terms with respect to transfer restrictions, special interest or registration rights;

•	use commercially reasonable efforts to cause the registration statement for the exchange offer to be declared effective on or prior to 455 days after the original issuance of the old notes; and

•	commence the exchange offer and use commercially reasonable efforts to issue the new notes on or prior to 30 business days after the after the registration statement has become effective.

Upon the effectiveness of the registration statement of which this prospectus is a part, we will offer the new notes in exchange for the old notes. The registration rights agreement is incorporated by reference into the registration statement as an exhibit.

Resale of the New Notes

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in interpretive letters addressed to other parties in other transactions. For further information on the SEC’s position, see Exxon Capital Holdings Corporation, available May 13, 1988, Morgan Stanley & Co. Incorporated, available June 5, 1991 and Shearman & Sterling, available July 2, 1993, and other interpretive letters to similar effect. We have not sought our own interpretive letter, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer as it has in interpretive letters to other parties. Based on these interpretations by the staff, we believe that the new notes issued under the exchange offer may be offered for resale, resold or otherwise transferred by you, without further compliance with the registration and prospectus delivery provisions of the Securities Act, so long as you:

(1) are acquiring the new notes in the ordinary course of your business;

(2) are not participating in, and do not intend to participate in, a distribution of the new notes within the meaning of the Securities Act and have no arrangement or understanding with any person to participate in a distribution of the new notes within the meaning of the Securities Act;

(3) are not a broker-dealer who acquired the old notes directly from us; and

(4) are not an “affiliate” of ours, within the meaning of Rule 405 of the Securities Act.

By tendering the old notes in exchange for new notes, you will be required to represent to us that each of the above statements applies to you. If you are participating in or intend to participate in, a distribution of the new notes, or have any arrangement or understanding with any person to participate in a distribution of the new notes to be acquired in this exchange offer, you may be deemed to have received restricted securities and may not rely on the applicable interpretations of the staff of the SEC. If you are so deemed, you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new notes received in exchange for old notes which the broker-dealer acquired as a result of market-making or other trading activities. See “Plan of Distribution.”

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and the letter of transmittal, we will accept any and all old notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date. We will issue a like amount of new notes in exchange for old notes validly tendered and accepted pursuant to the exchange offer.

We will not pay any accrued and unpaid interest on the old notes that we acquire in the exchange offer. All unpaid interest accrued on old notes from the most recent date to which interest has been paid on the old notes will be treated as having accrued on the new notes that are issued in exchange for such old notes.

Tendering holders of old notes must tender old notes in minimum denominations of $2,000, and integral multiples of $1,000 in excess thereof. New notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms of the new notes are identical in all material respects to the terms of the corresponding series of old notes, except that:

(1) we have registered the new notes under the Securities Act and therefore these notes will not bear legends restricting their transfer, and

(2) specified rights under the registration rights agreement, including the provisions providing for payment of special interest in specified circumstances relating to the exchange offer, will be eliminated for all the notes.

The new notes will evidence the same debt as the old notes. The new notes will be issued under the same indenture and will be entitled to the same benefits under that indenture as the old notes being exchanged. As of the date of this prospectus, $400,000,000 aggregate principal amount of the old notes are outstanding. Old notes accepted for exchange will be retired and cancelled and not reissued.

Except as described under “Global Notes; Book-Entry System,” we will issue the new notes in the form of one or more global notes registered in the name of DTC or its nominee, and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.

We will conduct the exchange offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations of the SEC thereunder.

We will be considered to have accepted validly tendered old notes if and when we have given written notice to that effect to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If we do not accept any tendered old notes for exchange because of an invalid tender, the occurrence of the other events described in this prospectus or otherwise, we will return these old notes, without expense, to the tendering holder promptly after the expiration date of the exchange offer.

Holders who tender old notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of old notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in certain circumstances, in connection with the exchange offer. See “— Other Fees and Expenses” and “— Transfer Taxes.”

If we successfully complete the exchange offer, any old notes which holders do not tender or which we do not accept in the exchange offer will remain outstanding and continue to accrue interest. The holders of old notes after the exchange offer in general will not have further rights under the registration rights agreement, including registration rights and any rights to special interest. Holders wishing to transfer the old notes would have to rely on exemptions from the registration requirements of the Securities Act.

Expiration Date; Extensions; Amendments; Termination

For purposes of the exchange offer, the term “expiration date” means 5:00 p.m., New York City time, on              , 2011, subject to our right to extend that time and date in our sole discretion, in which case the expiration date means the latest time and date to which the exchange offer is extended.

We reserve the right, in our sole discretion, by giving written notice to the exchange agent, to:

•	extend the exchange offer;

•	terminate the exchange offer if a condition to our obligation to exchange old notes for new notes is not satisfied or waived on or prior to the expiration date; and

•	amend the exchange offer.

If the exchange offer is amended in a manner that we reasonably determine constitutes a material change, we will extend the exchange offer for a period of at least five business days if the exchange offer would otherwise have expired during that period.

We will notify holders of the old notes of any extension, amendment or termination of the exchange offer by press release or other public announcement. We will announce any extension of the expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We will disclose in such public announcement the number of old notes tendered as of the date of the announcement. We have no other obligation to publish, advertise or otherwise communicate any information about any extension, amendment or termination.

Settlement Date

We will deliver the new notes on the settlement date, which will be promptly after the expiration date of the exchange offer. We will not be obligated to deliver new notes unless the exchange offer is consummated.

Conditions to the Exchange Offer

Notwithstanding any other provision of the exchange offer, we will not be required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time before the expiration of the exchange offer, we reasonably determine:

•	that the exchange offer violates applicable law, any applicable interpretation of the staff of the SEC or any order of any governmental agency or court of competent jurisdiction;

•

an action or proceeding shall have been instituted or threatened in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or a material adverse development shall have occurred in any existing action or proceeding with respect to us; or

•

all governmental approvals necessary for the consummation of the exchange offer have not been obtained. Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination made by us concerning an event, development or circumstance described or referred to above will be conclusive and binding.

If any of the foregoing conditions are not satisfied, we may, at any time on or prior to the expiration date:

•	terminate the exchange offer and return all tendered old notes to the respective tendering holders;

•	modify, extend or otherwise amend the exchange offer and retain all tendered old notes until the expiration date, as extended, subject, however, to the withdrawal rights of holders; or

•	to the extent lawful, waive the unsatisfied conditions with respect to the exchange offer and accept all old notes tendered and not previously validly withdrawn.

In addition, we will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for those old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture governing the new notes under the Trust Indenture Act of 1939, as amended.

Effect of Tender

Any tender by a holder, and our subsequent acceptance of that tender, of old notes will constitute a binding agreement between that holder and us upon the terms and subject to the conditions of the exchange offer described in this prospectus and in the letter of transmittal. The acceptance of the exchange offer by a tendering holder of old notes will constitute the agreement by that holder to deliver good and marketable title to the tendered old notes, free and clear of any and all liens, restrictions, charges, pledges, security interests, encumbrances or rights of any kind of third parties.

Letter of Transmittal; Representations and Warranties of Holders of Old Notes

Upon agreement to the terms of the letter of transmittal, a holder, or the beneficial holder of old notes on behalf of which the holder has tendered, will, subject to that holder’s ability to withdraw its tender, and subject to the terms and conditions of the exchange offer generally, exchange, assign and transfer to us all right, title and interest in and to such old notes tendered for exchange.

In addition, by tendering old notes in the exchange offer, each holder of old notes will represent, warrant and agree, among other things, that (i) any new notes received by it will be acquired in the ordinary course of business of the holder; (ii) the holder does not have an arrangement or understanding with any person or entity to participate in the distribution (within the meaning of the federal securities laws) of the new notes; (iii) the holder is not engaged in and does not intend to engage in the distribution (within the meaning of the federal securities laws) of the new notes; (iv) if the holder is a broker-dealer that will receive new notes for its own account in exchange for old notes, the holder acquired those old notes as a result of market-making activities or other trading activities and it will deliver this prospectus, as required by law, in connection with any resale of the new notes (provided, however, that by acknowledging that it will deliver, and by delivering, a prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act); (v) the holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of ours; and (vi) the holder is not acting on behalf of any person or entity who could not truthfully make the statements set forth in (i) through (v) above.

The representations, warranties and agreements of a holder tendering old notes will be deemed to be repeated and reconfirmed on and as of the expiration date and the settlement date of the exchange offer.

Absence of Dissenters’ Rights

Holders of the old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Acceptance of Old Notes for Exchange and Delivery of New Notes

On the settlement date, new notes to be issued in exchange for old notes in the exchange offer, if consummated, will be delivered in book-entry form.

We will be deemed to accept validly tendered old notes that have not been validly withdrawn as provided in this prospectus when, and if, we give written notice of acceptance to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of the new notes will be made by the exchange agent on the settlement date following receipt of that notice. The exchange agent will act as agent for tendering holders of old notes for the purpose of receiving old notes and transmitting new notes as of the settlement date. If any tendered old notes are not accepted for any reason described in the terms and conditions of the exchange offer, such unaccepted old notes will be returned without expense to the tendering holders promptly after the expiration or termination of the exchange offer.

Procedures for Tendering

To participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes, and you should follow carefully the instructions on how to tender your old notes. It is your responsibility to properly tender your old notes. We have the right to waive any defects. However, we are not required to waive defects, and neither we, nor the exchange agent is required to notify you of defects in your tender.

If you have any questions or need help in exchanging your old notes, please contact the exchange agent at the address or telephone numbers set forth below.

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates registered in the name of Cede & Co., the nominee of DTC. We have confirmed with DTC that the old notes may be tendered using DTC’s automatic tender offer program, or ATOP. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer, and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

If an agent’s message is not delivered through ATOP, or if for any reason physical certificates representing the old notes have been issued to you and you are delivering such certificates for exchange, you must deliver an executed letter of transmittal to the exchange agent at the address set forth below under the caption “Exchange Agent.”

There is no procedure for guaranteed late delivery of the old notes.

Determinations Under the Exchange Offer. We will reasonably determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered old notes and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until such defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder promptly after the expiration date of the exchange.

When We Will Issue New Notes. In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent receives, prior to 5:00 p.m., New York City time, on the expiration date:

•	A book-entry confirmation of such number of old notes into the exchange agent’s account at DTC, and a properly transmitted agent’s message; or

•

If an agent’s message is not delivered through ATOP, or if for any reason physical certificates representing the old notes have been issued to you and you are delivering such certificates for exchange, a properly completed and duly executed letter of transmittal, together with physical certificates representing old notes being submitted for exchange, if applicable.

Return of Old Notes Not Accepted or Exchanged. If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. Such non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Participating Broker-Dealers. Each broker-dealer that receives new notes for its own account in exchange for old notes, where those old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of those new notes. See “Plan of Distribution.”

Withdrawal of Tenders

Tenders of old notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

For a withdrawal to be effective, you must comply with the appropriate ATOP procedures or send a written notice of withdrawal to the exchange agent at the address set forth below under the caption “Exchange Agent.” Any notice of withdrawal made pursuant to ATOP procedures must specify the name and number of the account at DTC to be credited with withdrawn old notes and otherwise comply with the ATOP procedures. Any written notice of withdrawal submitted outside of ATOP procedures must specify the name of the person who tendered the outstanding notes to be withdrawn, identify the outstanding notes to be withdrawn, including the principal amount of such outstanding notes and, where certificates for outstanding notes are transmitted, specify the name in which outstanding notes are registered, if different from that of the withdrawing holder. If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution, unless such holder is an eligible institution.

We will reasonably determine all questions as to the validity, form, eligibility and time of receipt of a notice of withdrawal. Our determination will be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange using ATOP procedures but that are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This return or crediting will take place promptly after withdrawal, rejection of tender, expiration or termination of the exchange offer. Any certificates representing outstanding notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those outstanding notes without cost to the holder. You may retender properly withdrawn old notes by following the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date of the exchange offer.

Exchange Agent

The Bank of New York Mellon Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. All correspondence in connection with the exchange offer should be sent or delivered by each holder of old notes, or a beneficial owner’s commercial bank, broker, dealer, trust company or other nominee, to the exchange agent at:

The Bank of New York Mellon Trust Company, N.A., as Exchange Agent

c/o The Bank of New York Mellon Corporation

Corporate Trust Operations - Reorganization Unit

480 Washington Boulevard, 27th Floor

Jersey City, New Jersey 07310

Attn: Diane Amoroso

Phone: 212-815-2742

Facsimile: 212-298-1915

Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address, telephone numbers or fax number listed above. Holders of old notes may also contact their commercial bank, broker, dealer, trust company or other nominee for assistance concerning the exchange offer. We will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Announcements

We may make any announcement required pursuant to the terms of this prospectus or required by the Exchange Act or the rules promulgated thereunder through a reasonable press release or other public announcement in our sole discretion.

Other Fees and Expenses

We will bear the expenses of soliciting tenders of the old notes. The principal solicitation is being made by mail. Additional solicitations may, however, be made by e-mail, facsimile transmission, telephone or in person by the exchange agent, as well as by our officers and other employees and those of our affiliates.

We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses.

Tendering holders of old notes will not be required to pay any fee or commission to the exchange agent. If, however, a tendering holder handles the transaction through its commercial bank, broker, dealer, trust company or other institution, that holder may be required to pay brokerage fees or commissions.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer, other than the recognition of the fees and expenses of the offering as stated under “— Other Fees and Expenses.”

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with that tender or exchange, except that holders who instruct us to register new notes in the name of, or request that old notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax on those old notes.

Consequences of Failure to Exchange

Holders of old notes who do not exchange their old notes for new notes under this exchange offer will remain subject to the restrictions on transfer applicable in the old notes (i) as set forth in the legend printed on the old notes as a consequence of the issuance of the old notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws and (ii) otherwise as set forth in the offering memorandum distributed in connection with the private offering of the old notes.

Any old notes not tendered by their holders in exchange for new notes in this exchange offer will not retain any rights under the registration rights agreement (except in certain limited circumstances). See “— Resale Registration Statement; Special Interest.”

In general, you may not offer or sell the old notes unless they are registered under the Securities Act, or if the offer or sale is exempt from the registration requirements of the Securities Act and applicable state securities laws. We do not intend to register resales of the old notes under the Securities Act. Based on interpretations of the SEC staff, new notes issued pursuant to this exchange offer may be offered for resale, resold or otherwise transferred by their holders (other than any such holder that is our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holders acquired the new notes in the ordinary course of business and the holders are not engaged in, have no arrangement with any person to participate in, and do not intend to engage in, any public distribution of the new notes to be acquired in this exchange offer. Any holder who tenders in this exchange offer and is engaged in, has an arrangement with any person to participate in, or intends to engage in, any public distribution of the new notes (i) may not rely on the applicable interpretations of the SEC and (ii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

Resale Registration Statement; Special Interest

Under the registration rights agreement, we have agreed that if:

(1)	the Company is not:

(a)	required to file an exchange offer registration statement; or

(b)	permitted to consummate the exchange offer

because the exchange offer is not permitted by applicable law or SEC policy; or

(2)	any holder of Entitled Securities notifies the Company prior to the 20th business day following the consummation of the exchange offer that:

(a)	such holder is prohibited by law or SEC policy from participating in the exchange offer;

(b)	such holder may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales; or

(c)	such holder is a broker-dealer and owns old notes acquired directly from the Company or an affiliate of the Company,

the Company and the subsidiary guarantors will use all commercially reasonable efforts to file with the SEC a shelf registration statement to cover resales of the old notes by the holders of the old notes who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.

For purposes of the preceding paragraph, “Entitled Securities” means each old note until the earliest to occur of:

(1)	the date on which such old note has been exchanged by a person other than a broker-dealer for an exchange note in the exchange offer;

(2)	following the exchange by a broker-dealer in the exchange offer of an old note for a new note, the date on which such new note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement;

(3)	the date on which such old note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement;

(4)	the date on which such old note is actually sold pursuant to Rule 144 under the Securities Act; provided that a note will not cease to be an Entitled Security for purposes of the exchange offer by virtue of this clause (4); or

(5)	the date on which such old note ceases to be outstanding.

The registration rights agreement also provides that if obligated to file the shelf registration statement, the Company and the subsidiary guarantors will use commercially reasonable efforts to file the shelf registration statement with the SEC on or prior to 90 days after such filing obligation arises (provided that if we are not required to file an exchange offer registration statement or are not permitted to consummate the exchange offer, in either case solely because the exchange offer is not permitted by applicable law or SEC policy, we will not be required to file the shelf registration statement with the SEC prior to 365 days after the closing of the offering of the old notes) and to cause the shelf registration statement to be declared effective by the SEC on or prior to 90 days after such shelf filing deadline.

If:

(1)	the Company and the subsidiary guarantors fail to file any of the registration statements required by the registration rights agreement on or before the date specified for such filing;

(2)	any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”);

(3)	the Company and the subsidiary guarantors fail to consummate the exchange offer within 30 business days of the Effectiveness Target Date with respect to the exchange offer registration statement; or

(4)	the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Entitled Securities during the periods specified in the registration rights agreement (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then the Company and the subsidiary guarantors will pay special interest to each holder of Entitled Securities until all Registration Defaults have been cured.

With respect to the first 90-day period immediately following the occurrence of the first Registration Default, special interest will be paid in an amount equal to 0.25% per annum of the principal amount of Entitled Securities outstanding. The amount of the special interest will increase by an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of special interest for all Registration Defaults of 1.0% per annum of the principal amount of the Entitled Securities outstanding.

All accrued special interest will be paid by the Company and the subsidiary guarantors on the next scheduled interest payment date to DTC or its nominee by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.

Following the cure of all Registration Defaults, the accrual of special interest will cease.

Payment of special interest will be the only remedy available to holders of old notes for any Registration Default.

Holders of old notes will be required to make certain representations to the Company (as described in the registration rights agreement) in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their notes included in the shelf registration statement and benefit from the provisions regarding special interest set forth above. By acquiring Entitled Securities, a holder will be deemed to have agreed to indemnify the Company and the subsidiary guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any shelf registration statement. Holders of the notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of written notice to that effect from the Company.

Other

Participation in this exchange offer is voluntary, and you should carefully consider whether to participate. You are urged to consult your financial and tax advisors in making your own decision as to what action to take.

DESCRIPTION OF THE NOTES AND THE GUARANTEES

We will issue up to $400,000,000 aggregate principal amount of new notes pursuant to this exchange offer. The new notes will be issued under an indenture dated as of May 15, 2006 between us and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by a supplemental indenture dated as of December 16, 2010, under which the old notes were issued. In this prospectus, we refer to the indenture and the supplemental indenture together as the “indenture.” The indenture provides that our debt securities may be issued in one or more series, with different terms, in each case as authorized from time to time by us. The specific terms of each other series that we may issue in the future may differ from those of the old notes and the new notes. The indenture does not limit the aggregate amount of debt securities that may be issued under the indenture, nor does it limit the number of other series or the aggregate amount of any particular series.

The following summary of selected provisions of the new notes and the indenture is not complete. The following description is subject to, and qualified in its entirety by, all the provisions of the indenture, including definitions of certain terms used in the indenture. To obtain a copy of the indenture, see “Where You Can Find More Information and Incorporation by Reference.” Unless the context requires otherwise, references in this section to “we,” “us,” “our” and the “Company” refer to Dean Foods Company only. Capitalized terms used in this section and not defined have the meanings assigned to those terms in the indenture.

The new notes will be treated as a single class with any old notes that remain outstanding after the completion of the exchange offer. If the exchange offer is consummated, holders of old notes who do not exchange their old notes for new notes will vote together with the holders of the new notes for all relevant purposes under the indenture. In that regard, the indenture requires that certain actions by the holders under the indenture (including acceleration after an Event of Default) must be taken, and certain rights must be exercised, by holders of specified minimum percentages of the aggregate principal amount of all outstanding notes of the applicable series issued under the indenture. In determining whether holders of the requisite percentage of aggregate principal amount of a series of notes have given any notice, consent or waiver or taken any other action permitted under the indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of the old notes and new notes will vote together as a single series for all such purposes. Accordingly, all references in this Description of the Notes and the Guarantees to specified percentages in aggregate principal amount of the outstanding notes mean, at any time after the exchange offer for the old notes is consummated, such percentage in aggregate principal amount of such old notes and the new notes then outstanding. The term “notes”, as used in this Description of the Notes and the Guarantees, refers to both the old notes and the new notes.

General

The notes will mature on December 15, 2018 and will bear interest at a rate of 9.750% per year. Interest on the notes will accrue from December 16, 2010 or from the most recent interest payment date to which interest has been paid or duly provided for. In each case, we:

•	will pay interest on the notes semi-annually on June 15 and December 15 of each year, beginning June 15, 2011;

•	will pay interest to the person in whose name a note is registered at the close of business on the June 1 or December 1 preceding the interest payment date;

•	will compute interest on the basis of a 360-day year consisting of twelve 30-day months;

•	will make payments on the notes at the offices of the trustee; and

•	may make payments by wire transfer for notes held in book-entry form or by check mailed to the address of the person entitled to the payment as it appears in the note register.

All unpaid interest accrued on old notes from the most recent date to which interest has been paid on the old notes will be treated as having accrued on the new notes that are issued in exchange for such old notes. Because June 15, 2011 was an interest payment date for the old notes, interest will begin to accrue on any new notes from June 15, 2011, the last interest payment date.

If any interest payment date, the maturity date or any redemption date falls on a day that is not a business day, the required payment shall be made on the next business day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after that interest payment date, the maturity date or that redemption date, as the case may be, to such next business day. “Business day” means any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law, regulation or executive order to close.

We will issue the new notes only in fully registered form, without coupons, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. See “Global Notes; Book-Entry System” below.

Transfer and Exchange

A holder may transfer or exchange notes in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of notes. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other governmental taxes and fees required by law or permitted by the indenture. See also “Global Notes; Book-Entry System” below.

Subsidiary Guarantees

Our obligations under the indenture and the notes, including the payment of principal of, and premium, if any, and interest on the notes, will be fully and unconditionally guaranteed by the subsidiaries that are guarantors under our senior secured credit facility, which are substantially all of our wholly owned U.S. subsidiaries excluding our aviation subsidiaries and our receivables subsidiaries. For information regarding the subsidiary guarantors, see Note 9 to the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed with the SEC on March 1, 2011. The subsidiary guarantors’ guarantees will be joint and several obligations.

The guarantees will be senior unsecured obligations of each subsidiary guarantor and will rank equally with all of the other senior unsecured obligations of the subsidiary guarantor. Each guarantee will be effectively subordinated to any secured obligations of the subsidiary guarantors. The obligations of each subsidiary guarantor under its guarantee will provide that they are limited as necessary to prevent that guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Relating to the Notes—The subsidiary guarantees may raise fraudulent transfer issues, which could impair the enforceability of the subsidiary guarantees.”

If a guarantee were rendered voidable, it could be subordinated by a court to all other liabilities and obligations (including guarantees and other contingent liabilities) of the applicable subsidiary guarantor and, depending on the amount of such liabilities and obligations, a subsidiary guarantor’s liability on its guarantee could be reduced to zero.

The guarantees will not contain any restrictions on the ability of any subsidiary guarantor to (i) pay dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of that subsidiary guarantor’s capital stock or (ii) make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities of that subsidiary guarantor. Except with respect to the covenants “Limitation Upon Liens” and “Limitation on Sale and Leaseback Transactions” contained in the indenture and described under “—Covenants” below, the indenture does not restrict or limit the ability of any subsidiary to incur, create, assume or guarantee indebtedness or encumber its assets or properties.

A subsidiary guarantor may consolidate with, merge with or into, or transfer all or substantially all its assets to any other person to the extent described under “—Consolidation, Merger, Sale or Conveyance” below, but, if such other person is not the Company or another subsidiary guarantor, such subsidiary guarantor’s obligations under its subsidiary guarantee must be expressly assumed by such other person, unless the guarantee is released as described in the following paragraph.

The guarantee of a subsidiary guarantor will be released to the extent such subsidiary guarantor is released as a guarantor under the senior secured credit facility or the senior secured credit facility is refinanced without such subsidiary guarantor being a guarantor or the senior secured credit facility is otherwise terminated.

Ranking

The old notes are, and the new notes will be, our senior unsecured obligations and will rank equally with all of our other senior unsecured indebtedness, including our 7% senior notes due 2016 and will be effectively subordinated to the indebtedness outstanding under our senior secured credit facility from time to time and any other secured debt we may incur to the extent of the value of the collateral securing such indebtedness. The old notes are, and the new notes will be, fully and unconditionally guaranteed on a senior basis, jointly and severally, by the subsidiaries that are guarantors under our senior secured credit facility, which are substantially all of our wholly owned U.S. subsidiaries excluding our aviation subsidiaries and our receivables subsidiaries. Each guarantee will be effectively subordinated to any secured obligations of the subsidiary guarantors to the extent of the value of the collateral securing such indebtedness. These subsidiary guarantors also guarantee our obligations under the senior secured credit facility and our 7% senior notes due 2016. The senior secured credit facility is secured by liens on substantially all of our domestic assets including the assets of our domestic subsidiaries (excluding the assets of our aviation subsidiaries and our receivables subsidiaries), but excluding the capital stock of Legacy Dean and its subsidiaries and the real property owned by Legacy Dean and its subsidiaries. The notes are structurally subordinated to any indebtedness or other liabilities of our non-guarantor subsidiaries.

We conduct all of our operations through our subsidiaries. Accordingly, our ability to pay our obligations, including our obligation to pay interest and any premium on the notes and to repay the principal amount of the notes at maturity, upon redemption, acceleration or otherwise will depend upon our subsidiaries’ earnings and advances or loans they make to us (and potentially dividends or distributions made by them to us). Our subsidiaries are separate and distinct legal entities and, except for the subsidiary guarantors’ obligations under the subsidiary guarantees, have no obligation, contingent or otherwise, to pay any amounts due on the debt securities or to make funds available to us to do so. In addition, the receivables purchase agreement places restrictions on the ability of our receivables subsidiaries to pay dividends or to make distributions if they are not in compliance with required capital amounts. Our subsidiaries’ ability to make advances or loans to us or to pay dividends or make other distributions to us will depend upon their operating results and will be subject to applicable laws and contractual restrictions. The indenture will not limit our subsidiaries’ ability to enter into other agreements that prohibit or restrict dividends or other payments or advances to us. Except with respect to the covenants “Limitation Upon Liens” and “Limitation on Sale and Leaseback Transactions” contained in the indenture and described under “—Covenants” below, the indenture does not restrict or limit the ability of any subsidiary to incur, create, assume or guarantee indebtedness or encumber its assets or properties. As of March 31, 2011, we had approximately $4.0 billion aggregate principal amount of senior indebtedness outstanding (including subsidiary debt we have guaranteed), of which $3.9 billion is guaranteed by the subsidiary guarantors and $3.0 billion is secured, and no subordinated indebtedness outstanding.

Optional Redemption

On and after December 15, 2014, we may, at our option, from time to time, redeem some or all of the notes, upon notice as described below, at the redemption prices (expressed as a percentage of principal amount of the notes) set forth below, plus accrued and unpaid interest, if any, on the notes, to the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on December 15 of the years indicated below:

Year	Percentage
2014	104.875%
2015	102.438%
2016 and thereafter	100.000%

Prior to December 15, 2013, we may, at our option, on any one or more occasions, upon notice as described below, redeem up to 35% of the aggregate principal amount of the notes issued under the indenture with the net cash proceeds of one or more Equity Offerings at a redemption price of 109.750% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that

•	at least 65% of the original principal amount of the notes issued on the closing date remains outstanding immediately after each such redemption; and

•	the redemption occurs within 180 days after the closing of the related Equity Offering.

In addition, we may, at our option, redeem all, or, from time to time, a part of the notes at any time prior to December 15, 2014, upon notice as described below, at a redemption price equal to the greater of:

•	100% of the principal amount of the notes to be redeemed; and

•

the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the notes discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 50 basis points, plus, in each case, accrued and unpaid interest, if any, on the principal amount of notes being redeemed to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In the case of any redemption at our option as described above, we must provide not less than 30 nor more than 60 days’ prior notice mailed by first class mail to each holder of notes called for redemption at its registered address.

We may at any time, and from time to time, purchase notes in the open market or otherwise, subject to compliance with applicable securities laws.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all common stock and preferred stock.

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms is (1) required to be redeemed prior to the date that is 91 days after the date on which the notes mature, (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the date that is 91 days after the date on which the notes mature or (3) convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or indebtedness having a scheduled maturity prior to the date that is 91 days after the date on which the notes mature; provided that, only the portion of such Capital Stock which is so required to be redeemed, redeemable or convertible or exchangeable prior to such date will be deemed to be Disqualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a “change of control” occurring prior to the date that is 91 days after the date on which the notes mature shall not constitute Disqualified Stock if the “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the “Repurchase at the Option of Holders Upon a Change of Control” covenant and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such notes as are required to be repurchased pursuant to the “Repurchase at the Option of Holders Upon a Change of Control” covenant; provided further that, any class or series of Capital Stock of such Person that, by its terms or otherwise, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of any Capital Stock that is not Disqualified Stock, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by delivery of such Capital Stock.

“Equity Offering” means (i) a public or private sale of Capital Stock (other than Disqualified Stock) of the Company or (ii) a public or private sale of Capital Stock (other than Disqualified Stock) of a direct or indirect parent entity of the Company (to the extent the net proceeds therefrom are contributed to the common equity capital of the Company).

“Treasury Rate” means, as of any redemption date, the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) which has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to December 15, 2014; provided, however, that if the period from the redemption date to December 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to December 15, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used. We will (a) calculate the Treasury Rate as of the second business day preceding the applicable redemption date and (b) prior to such redemption date file with the trustee an officers’ certificate setting forth the Treasury Rate and showing the calculation of each in reasonable detail.

In certain circumstances, we will have the option to redeem all notes that remain outstanding following a Change of Control Offer as described under “—Repurchase at the Option of Holders Upon a Change of Control” below.

Selection and Notice

If fewer than all of the notes are to be redeemed, the trustee will select, not more than 60 days and not less than 30 days before the redemption date, the particular notes or portions of the notes for redemption from the outstanding notes not previously called in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed, then on a pro rata basis (or, in the case of notes issued in global form as discussed under the caption “Global Notes; Book-Entry System,” the trustee will select the notes for redemption based on DTC’s method that most nearly approximates a pro rata selection), by lot or by such other method as the trustee in its sole discretion will deem to be fair and appropriate, although no note of $2,000 in original principal amount or less will be redeemed in part. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the notes or portions of the notes called for redemption.

Repurchase at the Option of Holders Upon a Change of Control

Upon the occurrence of a “Change of Control” (as defined below), unless we have exercised our right to redeem the notes as described under “—Optional Redemption” above, each holder of the notes will have the right to require us to repurchase all or any part of such holder’s notes pursuant to the offer described below (the “Change of Control Offer”) at a purchase price (the “Change of Control Purchase Price”) equal to 101% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, to, but excluding, the repurchase date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Within 30 days following any Change of Control, we will:

(a) cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States; and

(b) send, by first-class mail, with a copy to the trustee, to each holder of the notes, at such holder’s address appearing in the security register, a notice stating:

(1) that a Change of Control has occurred and a Change of Control Offer is being made pursuant to the covenant entitled “Repurchase at the Option of Holders Upon a Change of Control” and that all notes timely tendered will be accepted for payment;

(2) the Change of Control Purchase Price and the repurchase date, which will be, subject to any contrary requirements of applicable law, a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed;

(3) the circumstances and relevant facts regarding the Change of Control (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to the Change of Control); and

(4) the procedures that holders of the notes must follow in order to tender their notes (or portions thereof) for payment, and the procedures that holders of the notes must follow in order to withdraw an election to tender notes (or portions thereof) for payment.

We will not be required to make a Change of Control Offer following a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by us and purchases all notes validly tendered and not withdrawn under such Change of Control Offer, or (2) notice of redemption has been given pursuant to the indenture as described above under “—Optional Redemption.” A Change of Control Offer may be made in advance of, or conditional upon, a Change of Control if a definitive agreement is in place.

We will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in connection with the repurchase of notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under this covenant by virtue of this compliance.

We have no present intention to engage in a transaction involving a Change of Control, although it is possible that we would decide to do so in the future. We could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control, but that could increase the amount of debt outstanding at such time or otherwise affect our capital structure or credit ratings.

The definition of Change of Control includes a phrase relating to the sale, transfer, assignment, lease, conveyance or other disposition of “all or substantially all” of our and our subsidiaries’ property. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if we and our subsidiaries, considered as a whole, dispose of less than all of our property by any of the means described below, the ability of a holder of the notes to require us to repurchase its notes may be uncertain. In such a case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

If holders of not less than 90% in aggregate principal amount of the outstanding notes validly tender and do not withdraw such notes in a Change of Control Offer and we, or any third party making a Change of Control Offer in lieu of us as described above, purchases all of the notes validly tendered and not withdrawn by such holders, we will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable Change of Control payment plus, to the extent not included in the Change of Control payment, accrued and unpaid interest to the date of redemption. See “Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the notes upon a change of control.”

“Change of Control” means the occurrence of any of the following events:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act or any successor provisions to either of the foregoing), including any group acting for the purpose of acquiring, holding, voting or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, except that a person will be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Company (for purposes of this clause (a), such person or group shall be deemed to beneficially own any Voting Stock of a corporation held by any other corporation (the “parent corporation”) so long as such person or group beneficially owns, directly or indirectly, in the aggregate at least a majority of the total voting power of the Voting Stock of such parent corporation); or

(b) the sale, transfer, assignment, lease, conveyance or other disposition, directly or indirectly, of all or substantially all the Property of the Company and its Subsidiaries, considered as a whole (other than a disposition of such Property as an entirety or virtually as an entirety to a Wholly Owned Subsidiary), shall have occurred, or the Company merges, consolidates or amalgamates with or into any other Person or any other Person merges, consolidates or amalgamates with or into the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is reclassified into or exchanged for cash, securities or other Property, other than any such transaction where:

(1) the outstanding Voting Stock of the Company is reclassified into or exchanged for other Voting Stock of the Company or for Voting Stock of the surviving Person, and

(2) the holders of the Voting Stock of the Company immediately prior to such transaction own, directly or indirectly, not less than a majority of the Voting Stock of the Company or the surviving Person immediately after such transaction and in substantially the same proportion as before the transaction; or

(c) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election or appointment by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of not less than three-fourths of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board of Directors then in office; or

(d) the shareholders of the Company shall have approved any plan of liquidation or dissolution of the Company.

“Board of Directors” means the Board of Directors of the Company.

“Property” means any asset, revenue or any other property, whether tangible or intangible, real or personal, including, without limitation, any right to receive income.

“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

“Wholly owned Subsidiary” means any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by the Company or one or more Wholly owned Subsidiaries, or by the Company and one or more Wholly owned Subsidiaries, or any similar business organization which is so owned or controlled.

Covenants

Overview

There are no covenants or provisions contained in the indenture which may afford the holders of the notes protection in the event of a highly leveraged transaction involving us, except to the limited extent described below under “—Limitation Upon Liens”, “—Limitation on Sale and Leaseback Transactions” and “— Consolidation, Merger, Sale or Conveyance” and above under “—Repurchase at the Option of Holders Upon a Change of Control.” These covenants or provisions are not subject to waiver by our board of directors without the consent of the holders of not less than a majority in principal amount of the notes. For more information please refer to “—Modification of the Indenture” below.

Limitation Upon Liens

The indenture provides that, so long as any of the notes remain outstanding, we will not and will not permit any Consolidated Subsidiary to issue, assume or guarantee any indebtedness for money borrowed (“indebtedness”) that is secured by a mortgage, pledge, security interest or other lien or encumbrance (a “lien”) upon or with respect to any Principal Property or on the capital stock of any Consolidated Subsidiary that owns a Principal Property unless

•	we secure the notes equally and ratably with (or prior to) any and all other obligations and indebtedness secured by that lien, or

•

the aggregate amount of all the indebtedness secured by the lien on us or our Consolidated Subsidiaries then outstanding, together with all Attributable Debt in respect of sale and leaseback transactions existing at that time, would not exceed 15% of the Consolidated Net Tangible Assets of the Company, with the exception of transactions that are not subject to the limitation described under “—Limitation on Sale and Leaseback Transactions” below.

The above limitation will not apply to some types of permitted liens. Therefore, the indebtedness secured by those permitted liens is excluded in computing indebtedness for purposes of this limitation. These permitted liens include:

•	liens existing as of the date of the issuance of the notes;

•	liens on property or assets of, or any shares of stock or securing indebtedness of, any corporation existing at the time such corporation becomes a Consolidated Subsidiary;

•

liens on property, assets, shares of stock or securing indebtedness existing at the time of an acquisition, including an acquisition through merger or consolidation, and liens to secure indebtedness incurred prior to, at the time of or within 180 days after the later of the completion of the acquisition, or the completion of the construction and commencement of the operation of, any such property, for the purpose of financing all or any part of the purchase price or construction cost of that property;

•	liens to secure specified types of development, operation, construction, alteration, repair or improvement costs;

•	liens in favor of, or which secure indebtedness owing to, us or a Consolidated Subsidiary;

•	liens in connection with government contracts, including the assignment of moneys due or to come due on those contracts;

•	certain types of liens in connection with legal proceedings;

•	certain types of liens arising in the ordinary course of business and not in connection with the borrowing of money such as mechanics’, materialmen’s, carriers’ or other similar liens;

•	liens on property securing obligations issued by a domestic governmental issuer to finance the cost of an acquisition or construction of that property;

•	extensions, substitutions, replacements or renewals of the foregoing if the principal amount of the indebtedness secured thereby is not increased and is not secured by any additional assets; and

•	liens securing indebtedness or any other obligation under the senior secured credit facility.

Limitation on Sale and Leaseback Transactions

The indenture provides that, so long as any of the notes remain outstanding, neither we nor any Consolidated Subsidiary may enter into any arrangement with any person (other than ourselves) under which we or a Consolidated Subsidiary agree to lease to the person any Principal Property which property has been or is to be sold or transferred more than 120 days after the later of (i) the date on which such Principal Property has been acquired by us or a Consolidated Subsidiary and (ii) the date of completion of construction and commencement of full operation thereof, by us or a Consolidated Subsidiary (a “Sale and Leaseback Transaction”), except as provided in the indenture. Sale and Leaseback Transactions with respect to facilities financed with specified tax exempt securities are excepted from the definition. This covenant does not apply to leases of a Principal Property for a term of less than three years.

This limitation also does not apply to any Sale and Lease-Back Transaction if

•	the net proceeds to us or a Consolidated Subsidiary from the sale or transfer equal or exceed the fair value, as determined by our board of directors, of the Principal Property so leased;

•

we or the Consolidated Subsidiary could incur indebtedness secured by a lien on the Principal Property to be leased pursuant to the terms disclosed under “—Limitation Upon Liens” above in an amount equal to the Attributable Debt with respect to the Sale and Leaseback Transaction without equally and ratably securing the senior debt securities; or

•

we, within 120 days after the effective date of the Sale and Leaseback Transaction, apply an amount equal to the fair value as determined by our board of directors of the Principal Property so leased to:

•	the prepayment or retirement of our Funded Debt, which may include debt securities; or

•	the acquisition of additional real property.

Certain Definitions

The terms set forth below are defined in the indenture as follows:

“Attributable Debt,” in respect of the Sale and Leaseback Transactions described above, means as of any particular time, the present value, calculated using a rate of interest implicit in such transaction determined in accordance with generally accepted accounting principles in the United States, of the obligation of a lessee for rental payments during the remaining term of any lease, including any period for which that lease has been extended or may, at the option of the lessor, be extended.

“Consolidated Net Tangible Assets” means the aggregate amount of assets, reduced by applicable reserves and other properly deductible items, after deducting

•	all current liabilities, excluding the current portion of any Funded Debt and any other current liabilities constituting Funded Debt because it is extendible or renewable; and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other similar intangibles,

all as set forth on the books and records of the Company and its Consolidated Subsidiaries and computed in accordance with generally accepted accounting principles in the United States.

“Consolidated Subsidiary” means a subsidiary of the Company, the accounts of which are consolidated with those of the Company in accordance with generally accepted accounting principles in the United States.

“Funded Debt” means all indebtedness for the repayment of money borrowed, whether or not evidenced by a bond, debenture, note or similar instrument or agreement, having a final maturity of more than 12 months after the date of its creation or having a final maturity of less than 12 months after the date of its creation but by its terms being renewable or extendible beyond 12 months after such date at the option of the borrower. When determining “Funded Debt,” indebtedness will not be included if, on or prior to the final maturity of that indebtedness, we have deposited the necessary funds for the payment, redemption or satisfaction of that indebtedness in trust with the proper depositary.

“Principal Property” means, as of any date, any building, structure or other facility, together with the land upon which it is erected and any fixtures which are a part of the building, structure or other facility, used primarily for manufacturing, processing or production, in each case located in the United States, and owned or leased or to be owned or leased by the Company or any Consolidated Subsidiary, and in each case the net book value of which as of that date exceeds 2% of the Consolidated Net Tangible Assets of the Company as shown on the consolidated balance sheet contained in our latest filing with the SEC, other than any such land, building, structure or other facility or portion thereof which is a pollution control facility, or which, in the opinion of our board of directors, is not of material importance to the total business conducted by us and our Consolidated Subsidiaries, considered as one enterprise. In order to constitute a “Principal Property” under the formula set forth in the indenture and using our consolidated balance sheet as of March 31, 2011, a property must have a book value of approximately $54.2 million. As of the date of this prospectus, the Company and its Consolidated Subsidiaries owned only one such Principal Property.

Events of Default

“Event of default” means, with respect to the notes, any of the following:

•	failure to pay interest or special interest, if any, that continues for a period of 30 days after payment is due;

•	failure to make any principal or premium payment when due;

•

failure to comply with any of our other agreements contained in the indenture or in the notes for 90 days after either the trustee notifies us of the failure or the holders of at least 25% in principal amount of the outstanding notes affected by the failure notify us and the trustee of the failure;

•

failure to make any payment after the maturity of any indebtedness of the Company with an aggregate principal amount in excess of $250 million or the acceleration of indebtedness of the Company with an aggregate principal amount in excess of $250 million as a result of a default with respect to such indebtedness, and such indebtedness, in either case, is not discharged or such acceleration is not cured, waived, rescinded or annulled within a period of 30 days after we receive written notice;

•

the guarantee of the notes by any of the subsidiary guarantors ceases to be, or is asserted in writing by the Company or such subsidiary guarantor not to be, in full force and effect or enforceable in accordance with its terms (except as contemplated or permitted by the terms of the guarantee or the indenture); or

•	other events of bankruptcy, insolvency or reorganization as specified in the indenture.

In general, the trustee is required to give notice of a default with respect to the notes to the holders. The trustee may withhold notice of a default if the trustee in good faith determines that it is in the best interest of the holders to do so, other than a default in the payment of principal of, and premium, if any, or interest, including special interest, if any, on the notes.

If there is a continuing event of default, then either the trustee or the holders of at least 25% in aggregate principal amount of the notes may require us to immediately repay the principal and accrued interest, including special interest, if any, on the notes. Subject to specified conditions, the requirement to repay with respect to the notes may be annulled, and past defaults waived by the holders of a majority in principal amount of the notes then outstanding, other than a continuing default in payment of principal of or premium, if any, or interest, including special interest, if any, on the notes.

The trustee may refuse to enforce the indenture or the notes unless it first receives satisfactory security or indemnity. Subject to limitations specified in the indenture, the holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture or exercising any trust or power conferred on the trustee with respect to the notes.

Consolidation, Merger, Sale or Conveyance

The indenture provides that we may consolidate with, or sell, convey or lease all or substantially all of our assets to, or merge with or into, any other Person, if

•

either we are the continuing Person, or the successor Person expressly assumes the due and punctual payment of the principal of and interest on all the notes outstanding under the indenture according to their tenor and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed or observed by us; and

•

immediately after the merger or consolidation, or the sale, conveyance or lease, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing.

Modification of the Indenture

The indenture contains provisions permitting us, the subsidiary guarantors and the trustee to amend or supplement the indenture or the notes without notice to or the consent of any holder, among other things:

•	to cure any ambiguity, defect or inconsistency;

•	to evidence the succession of another Person, and the assumption by such successor Person of our obligations under the indenture;

•	to comply with any requirements of the SEC in connection with any qualification of the indenture under the Trust Indenture Act;

•	to evidence and provide for the acceptance of appointment of a successor trustee;

•	to add to the covenants for the protection of the holders, to add any additional events of default with respect to the notes, or to surrender any right or power conferred upon us;

•	to convey, transfer, assign, mortgage or pledge to the trustee as security for the notes any property or assets;

•	to allow any subsidiary guarantor to execute a supplemental indenture in respect of a subsidiary guarantee; or

•	to make any change that, in the good faith opinion of our Board of Directors, does not materially and adversely affect the rights of any holder.

In addition, the indenture contains provisions permitting us, the subsidiary guarantors and the trustee to amend or supplement the indenture or the notes with the consent of the holders of a majority in principal amount of the notes. However, no amendment or supplement may (a) extend the final maturity of the notes, or reduce the rate or extend the time of payment of any interest on the notes, or reduce the principal amount of the notes, premium on the notes, or reduce any amount payable upon any redemption of the notes, or (b) reduce the percentage of principal amount of the notes that is required to approve an amendment or supplement to the indenture, without the consent of the holder of each note so affected.

Satisfaction and Discharge of Indenture; Defeasance

We may terminate our obligations under the notes, except for certain surviving obligations, if either all of the notes have been delivered to the trustee for cancellation or the notes mature within one year or may be called for redemption within one year and, among other things, we deposit with the trustee cash or appropriate government obligations sufficient for the payment of principal and interest on the notes to maturity.

The indenture, except for certain specified surviving obligations, will be discharged and canceled upon the satisfaction of certain conditions, including the payment of all of the notes or the deposit with the trustee of cash or appropriate government obligations or a combination thereof sufficient for the payment or redemption in accordance with the indenture and the terms of the notes.

Legal Defeasance

We may be discharged from any and all obligations in respect of the notes (except for certain obligations to register the transfer or exchange of the notes, to replace stolen, destroyed, lost or mutilated notes, to maintain paying agencies, to compensate and indemnify the trustee and to furnish the trustee with the names and addresses of holders of the notes), which we refer to as “defeasance,” if:

•

we irrevocably deposit with the trustee, in trust, cash and/or securities of the United States government, or securities of agencies of the United States government backed by the full faith and credit of the United States government, in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay the principal of and interest on the notes on the applicable due dates for those payments in accordance with the terms of the notes;

•

we deliver to the trustee either (i) an opinion of counsel, based on a ruling of the United States Internal Revenue Service (unless there has been a change in the applicable United States federal income tax law), to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the defeasance had not occurred or (ii) a ruling of the United States Internal Revenue Service directed to the trustee to the same effect as set forth in clause (i) above;

•

immediately after giving effect to the deposit specified in the first bullet point, on a pro forma basis, no event of default with respect to the notes shall have occurred and be continuing on the date of deposit or, with respect to defaults occurring upon certain events of bankruptcy, insolvency or reorganization relating to us, at any time during the period ending on the 91st day after the date of the deposit; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel each stating that we have complied with all of the above requirements.

Defeasance of Certain Obligations

We may omit to comply with certain covenants with respect to the notes, and any such omission will not constitute an event of default with respect to the notes, which we refer to as “covenant defeasance,” if:

•

we irrevocably deposit with the trustee, in trust, cash and/or securities of the United States government, or securities of agencies of the United States government backed by the full faith and credit of the United States government, in an amount certified by a nationally recognized firm of independent public accountants to be sufficient to pay the principal of and interest on the notes on the applicable due dates for those payments in accordance with the terms of the notes;

•

we deliver to the trustee an opinion of counsel to the effect that the holders of the notes will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

immediately after giving effect to the deposit specified in the first bullet point, on a pro forma basis, no event of default with respect to the notes shall have occurred and be continuing on the date of the deposit or, with respect to defaults occurring upon certain events of bankruptcy, insolvency or reorganization relating to us, at any time during the period ending on the 91st day after the date of the deposit;

•

if the notes are then listed on a national securities exchange, we deliver to the trustee an opinion of counsel to the effect that the notes will not be delisted as a result of such covenant defeasance; and

•	we deliver to the trustee an officers’ certificate and an opinion of counsel each stating that we have complied with all of the above requirements.

If we exercise our option to effect a defeasance or covenant defeasance with respect to the notes, as described above, and the trustee or paying agent is unable to apply any money or securities that we have deposited because of any legal proceeding or any order or judgment of any court of governmental authority, in each case our obligations under the indenture and the notes will be revived and reinstated.

Sinking Fund

The notes will not have the benefit of any sinking fund.

Reports to the Trustee and Reports to Holders

We are required to provide the trustee with an officers’ certificate each fiscal year stating that we reviewed our activities during the preceding fiscal year and that, after reasonable investigation and inquiry by the certifying officers, we are in compliance with the requirements of the indenture and that no default exists or, if we know of a default, we must identify it.

In addition, the Company and the subsidiary guarantors have agreed that, for so long as any notes remain outstanding, if at any time the Company is not subject to Section 13 or Section 15 of the Exchange Act, they will furnish to the holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Governing Law

The indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

Information Concerning the Trustee

The Bank of New York Mellon Trust Company, N.A., is the trustee under the indenture. From time to time, we maintain deposit accounts and conduct other banking transactions with the trustee and its affiliates in the ordinary course of business. The Bank of New York Mellon Trust Company, N.A., also serves as trustee for certain of our other senior unsecured debt obligations and is acting as exchange agent for the exchange offer.

GLOBAL NOTES; BOOK-ENTRY SYSTEM

The new notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The new notes will initially be represented by one or more notes in fully-registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

Beneficial interests in the Global Notes may be held through Euroclear and Clearstream (as indirect participants in DTC). Beneficial interests in the Global Notes may not be exchanged for notes in certificated form (“Certificated Notes”) except in the limited circumstances described below. See “— Certificated Notes.”

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

•	a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies, which we refer to collectively as the “indirect participants,” that clear through or maintain a custodial relationship with a participant either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants.

We expect that, pursuant to procedures established by DTC:

•

upon deposit of the Global Notes, DTC will credit, on its book-entry registration and transfer system, the accounts of participants designated by the underwriters with an interest in the Global Notes; and

•

ownership of beneficial interests in the Global Notes will be shown on, and the transfer of ownership of beneficial interests in the Global Notes will be effected only through, records maintained by DTC (with respect to the interests of participants) and the participants and the indirect participants (with respect to the interests of persons other than participants).

To facilitate subsequent transfers, all notes deposited with DTC are registered in the name of DTC or its nominee. The deposit of notes with DTC and their registration in the name of DTC or its nominee effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes. DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer beneficial interests in the notes represented by a Global Note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person holding a beneficial interest in a Global Note to pledge or transfer that interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of that interest, may be affected by the lack of a physical security in respect of that interest.

So long as DTC or its nominee is the registered owner of a Global Note, DTC or that nominee, as the case may be, will be considered the sole legal owner or holder of the notes represented by that Global Note for all purposes of the notes and the indenture. Except as provided below, owners of beneficial interests in a Global Note will not be entitled to have new notes represented by that Global Note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders of the notes represented by that beneficial interest under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if that holder is not a participant or an indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of the notes under the indenture or that Global Note. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We understand that under existing industry practice, in the event that we request any action of holders of the notes, or a holder that is an owner of a beneficial interest in a Global Note desires to take any action that DTC, as the holder of that Global Note, is entitled to take, DTC would authorize the participants to take that action and the participants would authorize holders owning through those participants to take that action or would otherwise act upon the instruction of those holders. Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of notes by DTC or for maintaining, supervising or reviewing any records of DTC relating to the notes.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC will mail an omnibus proxy to its direct participant as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).

Payments with respect to the principal of and interest on a Global Note will be payable by the trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the Global Note under the indenture. DTC will forward the payment to the direct participants, who will then forward the payment to the indirect participants (including Clearstream, Luxembourg or Euroclear) or to you as the beneficial owner. You may experience some delay in receiving your payments under this system. Under the terms of the indenture, we and the trustee may treat the persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither we nor the trustee has or will have any responsibility or liability for the payment of those amounts to owners of beneficial interests in a Global Note. Payments by the participants and the indirect participants to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of the participants and indirect participants and not of DTC.

Clearstream, Luxembourg or Euroclear will credit payments to the cash accounts of Clearstream, Luxembourg customers or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder under the indenture on behalf of a Clearstream, Luxembourg customer or Euroclear participant only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear. However, they are under no obligation to perform or continue to perform those procedures, and they may discontinue those procedures at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Clearstream, Luxembourg and Euroclear or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Transfers within and Among Book-Entry Systems

Transfers between DTC’s direct participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear participants will occur in accordance with their respective applicable rules and operating procedures. DTC will effect cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear participants, on the other hand, in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. However, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, instruct its depositary to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear participants may not deliver instructions directly to the depositaries.

Because of time-zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC direct participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. Those credits or any transactions in those securities settled during that processing will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or a Euroclear participant to a DTC direct participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash amount only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of debt securities among their respective participants, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Certificated Notes

Unless and until they are exchanged, in whole or in part, for notes in definitive form in accordance with the terms of the notes and the indenture, the notes may not be transferred except (1) as a whole by DTC to a nominee of DTC or (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

We will issue certificated notes to each person that DTC identifies as the beneficial owner of the notes represented by the global securities upon surrender by DTC of the global securities only if:

•

DTC notifies us that it is no longer willing or able to act as a depository for the global securities or it is no longer registered or in good standing under the Exchange Act and we have not appointed a successor depository within 90 days of that notice;

•	an event of default has occurred and is continuing, if the trustee so requests; or

•	we determine not to have the notes represented by a global security.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the related notes. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the notes to be issued in certificated form.

Same Day Settlement and Payment

We will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. We will make all payments of principal, interest and premium, if any, with respect to certificated notes by wire transfer of immediately available funds to the accounts specified by the holders of the certificated notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. We expect that secondary trading in any certificated notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Clearstream, Luxembourg customer or Euroclear participant purchasing an interest in a Global Note from another customer or participant will be credited, and any such crediting will be reported to the relevant Clearstream, Luxembourg customer or Euroclear participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in a Global Note by or through a Clearstream, Luxembourg customer or Euroclear participant to another customer or participant will be received with value on the settlement date of DTC but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC’s settlement date.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain material U.S. federal income and estate tax considerations related to the exchange offer and the purchase, ownership and disposition of the new notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder (the “U.S. Treasury Regulations”), administrative rulings and judicial decisions in effect as of the date hereof, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service (the “IRS”), so as to result in U.S. federal income and estate tax consequences different from those discussed below. This summary only applies to holders that hold the notes as capital assets for tax purposes (generally for investment purposes). This summary does not address all aspects of U.S. federal income and estate taxes related to the exchange offer and the purchase, ownership and disposition of the new notes and does not address all tax consequences that may be relevant to holders in light of their personal circumstances or particular situations, such as:

•

tax consequences to holders who may be subject to special tax treatment, including dealers in securities or currencies, banks and other financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

•	tax consequences to persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

•	tax consequences to U.S. holders (as defined below) of notes whose “functional currency” is not the U.S. dollar;

•	tax consequences to partnerships or other pass-through entities and their members;

•	tax consequences to certain former citizens or residents of the United States;

•	U.S. federal alternative minimum tax consequences, if any;

•	any state, local or non-U.S. tax consequences; and

•	U.S. federal estate or gift taxes, if any, except as set forth below with respect to individuals who are non-U.S. holders (as defined below).

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their own tax advisors.

This summary of material U.S. federal income and estate tax considerations is for general information only and is not tax advice for any particular investor. This summary does not address the tax considerations arising under the laws of any non-U.S., state, or local jurisdiction. You should consult your own tax advisors concerning the U.S. federal income and estate tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

In this discussion, we use the term “U.S. holder” to refer to a beneficial owner of notes, that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust, if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

We use the term “non-U.S. holder” to describe a beneficial owner (other than a partnership or other pass-through entity) of notes that is not a U.S. holder. Non-U.S. holders should consult their own tax advisors to determine the U.S. federal, foreign, state, local and any other tax consequences that may be relevant to them.

Exchange Offer

The exchange of old notes for new notes pursuant to the exchange offer should not constitute a taxable event for United States federal income tax purposes. As a result, a holder should not recognize a taxable gain or loss as a result of exchanging such holder’s old notes for new notes. The holding period of the new notes will include the holding period of the old notes exchanged therefor, and the new notes will have the same tax attributes as those of the old notes exchanged therefor immediately before such exchange.

Consequences to U.S. Holders

Payments of interest

Interest on a new note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder’s usual method of accounting for tax purposes.

Additional payments

In certain circumstances, we may be obligated to pay amounts in excess of stated interest or principal on the new notes. For example, if we are required to repurchase the new notes in connection with a Change of Control as described in “Description of Notes—Repurchase at the Option of Holders Upon a Change of Control,” we must pay a 1% premium. Also, we may redeem the new notes at any time, and upon such a redemption we may be required to pay amounts in excess of accrued interest and principal on the new notes as described in “Description of Notes—Optional Redemption.” The possibility of such payments may implicate special rules under U.S. Treasury Regulations governing “contingent payment debt instruments.” According to those regulations, the possibility that additional payments will be made will not cause the old notes and consequently, the new notes to be contingent payment debt instruments if, as of the date the old notes were issued, there was only a remote chance that such payments would be made, the amount of such payments was incidental, or it was significantly more likely than not that such payments would not occur. We determined, and intend to take the position, that the likelihood that we will (i) be obligated to repurchase the notes upon a change of control or (ii) redeem the notes at our option is remote under the applicable U.S. Treasury Regulations or it is significantly more likely than not that such events will not occur. Therefore, we do not intend to treat the possibility of such events occurring as subjecting the old notes and consequently the new notes to the contingent payment debt rules. If any additional payments are in fact made, U.S. holders generally will be required to recognize such amounts as income.

We have determined (and this discussion assumes) that the new notes are not contingent payment debt instruments. Our determination is binding on a U.S. holder unless the holder discloses a contrary position to the IRS in the manner required by applicable U.S. Treasury Regulations. Our determination that the new notes are not contingent payment debt instruments is not, however, binding on the IRS. If the IRS were to successfully challenge our determination and the new notes were treated as contingent payment debt instruments, U.S. holders would be required, among other things, to (i) accrue interest income based on a projected payment schedule and comparable yield, which may be a higher rate than the stated interest rate on the new notes and greater than the amount of interest paid in cash, regardless of their method of tax accounting and (ii) treat as ordinary income, rather than capital gain, any gain recognized on a sale, exchange or redemption of a new note. In the event that any of the above contingencies were to occur, it would affect the amount and timing of the income recognized by a U.S. holder.

Market discount

The market discount rules of the Code generally require a U.S. holder who acquires a new note at a market discount to treat any principal payment on the new note and any gain recognized on any disposition of the new note as ordinary income to the extent of the accrued market discount, not previously included in income, at the time of such payment or disposition. In general, a U.S. holder is treated as acquiring a new note at a market discount if the U.S. holder acquires the new note at a price less than the note’s stated redemption price at maturity (generally, the sum of all payments required under the note other than payments of stated interest), subject to a de minimis exception. Market discount accrues on a straight-line basis or, at the election of the holder, on a constant yield basis. Such an election applies only to the new note with respect to which it is made and may not be revoked.

A U.S. holder of a new note acquired at a market discount also may elect to include the market discount in income as it accrues. If a U.S. holder so elects, the rules discussed above with respect to ordinary income recognition resulting from the payment of principal on a new note or the disposition of a new note would not apply, and the holder’s tax basis in the new note would be increased by the amount of the market discount included in income at the time it accrues. This election would apply to all market discount obligations acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

If a U.S. holder of a new note that was acquired at a market discount disposes of such note in a non-taxable transaction (other than certain nonrecognition transactions described in Section 1276(c) of the Code), accrued market discount not previously included in income by the holder will be includable as ordinary income to the holder as if the holder had sold the new note at its fair market value. A U.S. holder may be required to defer until maturity of the new note (or, in certain circumstances, its earlier disposition) the deduction of all or a portion of the interest expense attributable to debt incurred or continued to purchase or carry a new note with market discount, unless the holder elects to include market discount in income on a current basis.

Amortizable bond premium

If a U.S. holder acquires a new note for a price that is in excess of the note’s stated redemption price at maturity, the U.S. holder generally will be considered to have acquired a note with “amortizable bond premium.” A U.S. holder may elect to amortize amortizable bond premium on a constant yield basis. The amount amortized in any year generally will be treated as a deduction against the holder’s interest income on the new note. If the amortizable bond premium allocable to a year exceeds the amount of interest income allocable to that year, the excess would be allowed as a deduction for that year but only to the extent of the holder’s prior inclusions of interest income (net of any deductions for bond premium) with respect to the note. The premium on a new note held by a U.S. holder that does not make such an election will decrease the gain or increase the loss otherwise recognizable on the disposition of the note. The election to amortize the premium on a constant yield basis generally applies to all bonds held or subsequently acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

Sale, redemption or other taxable disposition of new notes

A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a new note equal to the difference between the amount realized and such U.S. holder’s adjusted tax basis in the new note. The amount realized will equal the amount of cash and the fair market value of any property received in exchange for the new note (other than amounts attributable to accrued and unpaid interest, which amounts will be taxable as ordinary interest income for U.S. federal income tax purposes to the extent not previously included in income). A U.S. holder’s adjusted tax basis in a new note will generally be equal to the amount that such U.S. holder paid for the new note, increased by the amount of any accrued market discount previously included in the holder’s income, and decreased by the amount of any amortizable bond premium previously deducted by the holder and any principal payments received by the holder. Subject to the discussion above regarding market discount, any gain or loss recognized on a taxable disposition of the new note will generally be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the new note, a U.S. holder is treated as holding the new note for more than one year, such capital gain or loss will be a long-term capital gain or loss. Otherwise, such capital gain or loss will be a short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally is subject to U.S. federal income tax at a lower rate than short term capital gain, which is taxed at ordinary income rates. A U.S. holder’s ability to deduct capital losses is subject to significant limitations under the Code.

Assumption of our obligations under the new notes

Under certain circumstances described under the heading “Description of Notes—Consolidation, Merger, Sale or Conveyance,” our obligations under the new notes and the indenture may be assumed by another person. An assumption by another person of our obligations under the new notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange by a holder of the new notes, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holder. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Information reporting and backup withholding

Information reporting requirements generally will apply to payments of interest on the new notes and to the proceeds of a sale of a new note paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding at the applicable rate will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of its exempt status, (generally by providing an IRS Form W-9 or an approved substitute), or if the U.S. holder is notified by the IRS that the U.S. holder has failed to report in full payments of interest and dividend income. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided that the required information is timely furnished to the IRS.

Consequences to Non-U.S. Holders

Payments of interest

In general, payments of interest on the new notes to a non-U.S. holder will be considered “portfolio interest” and, subject to the discussion below of income effectively connected with a U.S. trade or business and backup withholding, will not be subject to U.S. federal income or withholding tax, provided that:

•

the non-U.S. holder does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of Dean Foods’ stock entitled to vote within the meaning of Section 871(h)(3) of the Code;

•	the non-U.S. holder is not, for U.S. federal income tax purposes, a controlled foreign corporation that is related to us (actually or constructively) through stock ownership;

•	the non-U.S. holder is not a bank whose receipt of interest on a new note is described in Section 881(c)(3)(A) of the Code; and

•

(a) the non-U.S. holder provides its name, address, and taxpayer identification number, if any, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (b) the non-U.S. holder holds the new notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfy the certification requirements of applicable Treasury Regulations. Special certification rules apply to non-U.S. holders that are pass-through entities.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest generally will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the new notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States and includable in the non-U.S. holder’s gross income.

If a non-U.S. holder is engaged in a trade or business in the United States and interest on the new notes is effectively connected with the conduct of that trade or business and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base, then, although the non-U.S. holder will be exempt from the 30% withholding tax (provided the certification requirements discussed above are satisfied), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis at regular graduated U.S. federal income tax rates, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments.

Sale, redemption or other taxable disposition of new notes

Gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a new note will not be subject to U.S. income tax unless:

•

that gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, under some income tax treaties, is attributable to a U.S. permanent establishment or fixed base); or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

If a non-U.S. holder is described in the first bullet point above, it will be subject to tax on the net gain derived from the sale, redemption, or other taxable disposition of the new notes, generally in the same manner as if the non-U.S. holder were a U.S. holder. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to the branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, subject to certain adjustments. If a non-U.S. holder is an individual described in the second bullet point above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption, or other taxable disposition, which may be offset by certain U.S. source capital losses.

Information reporting and backup withholding

Generally, we must report annually to the IRS and to non-U.S. holders the amount of interest paid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and withholding may also be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interest that we make, provided that the certification described above in the last bullet point under “Consequences to non-U.S. holders—Payments of interest” has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code, who is not an exempt recipient. In addition, a non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to the proceeds of the sale of a new note within the United States or conducted through certain U.S.-related financial intermediaries, unless the certification described above has been received, and the payor does not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, who is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided that the required information is furnished timely to the IRS. The backup withholding and information reporting rules are complex, and non-U.S. holders are urged to consult their own tax advisors regarding application of these rules to their particular circumstances.

U.S. federal estate taxes

A new note beneficially owned by an individual who is not a citizen or resident of the U.S. (as specially defined for U.S. federal estate tax purposes) at the time of his or her death generally will not be subject to U.S. federal estate tax as a result of the individual’s death, provided that:

•

the individual does not directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of Dean Foods’ stock entitled to vote within the meaning of Section 871(h)(3) of the Code; and

•

interest payments with respect to such note, if received at the time of the individual’s death, would not have been effectively connected with the conduct of a U.S. trade or business by the individual.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes, where such old notes were acquired as a result of market-making activities or other trading activities. Starting on the expiration date and ending on the close of business 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until the date that is 180 days from the date of original issuance of the new notes, all dealers effecting transactions in the new notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay the expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

USE OF PROCEEDS

We will not receive any proceeds from the issuance of new notes in the exchange offer. In consideration for issuing the new notes, we will receive old notes in like principal amount. The old notes surrendered in exchange for the new notes will be retired and cancelled. We used the net proceeds from the sale of the old notes to pay fees and expenses related to the amendment to our senior secured credit facility and to repay a portion of the 2014 tranche A term loan borrowings under our senior secured credit facility.

LEGAL MATTERS

The validity of the new notes and the guarantees will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements and related financial statement schedule incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of Dean Foods Company’s internal control over financial reporting as of December 31, 2010, have been audited by Deloitte and Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein (which reports (1) express an unqualified opinion on the financial statements and financial statement schedules and include an explanatory paragraph regarding the adoption of the provisions of new Accounting Standards relating to “Business Combinations” in 2009 and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting). Such financial statements and financial statement schedules have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any persons who were or are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding; provided, that, such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

Our restated certificate of incorporation provides that we shall indemnify our directors and officers to the fullest extent authorized by the DGCL as it exists or as it may be amended to provide broader indemnification rights than previously permitted. However, except for proceedings to enforce rights to indemnification, we will indemnify a director or officer in connection with a proceeding initiated by the director or officer only if the proceeding was authorized by our board of directors. We will indemnify the director or officer for expenses incurred in defending any proceeding in advance of final disposition of the proceeding, which we refer to as “advancement of expenses,” provided that, if required by the DGCL, we will advance these expenses only if the director or officer delivers an undertaking to repay the amounts advanced if it is ultimately determined by non-appealable judicial decision that the director or officer is not entitled to be indemnified for such expenses. These rights to indemnification and advancement of expenses are non-exclusive.

As permitted by the DGCL, our restated certificate of incorporation provides that directors will not be personally liable to Dean Foods or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to Dean Foods or its stockholders,

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	under Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or

•	for any transaction from which the director derived any improper personal benefit.

We maintain insurance coverage relating to certain liabilities of directors and officers.

The charter documents and applicable state laws provide similar indemnification for the officers and directors of the subsidiary guarantors.

We have entered into indemnification agreements with our officers and directors pursuant to which we have agreed to indemnify such persons to the fullest extent permitted by Delaware law, as the same may be amended from time to time.

Item 21.	Exhibits and Financial Statement Schedules.

The exhibits to this Registration Statement are listed in the exhibit index, which appears elsewhere herein and is incorporated herein by reference.

Item 22.	Undertakings.

(a) Each undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Dean Foods Company’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) Each undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 16, 2011.

DEAN FOODS COMPANY

By:	/S/ SHAUN P. MARA
Shaun P. Mara Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Steven J. Kemps, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated as of June 16, 2011.

Signature	Title

/S/ GREGG L. ENGLES Gregg L. Engles	Chief Executive Officer and Chairman of the Board

/S/ SHAUN P. MARA Shaun P. Mara	Executive Vice President and Chief Financial Officer

/S/ SCOTT K. VOPNI Scott K. Vopni	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/S/ TOM DAVIS Tom Davis	Director

/S/ STEPHEN L. GREEN Stephen L. Green	Director

/S/ JOSEPH S. HARDIN, JR. Joseph S. Hardin, Jr.	Director

Signature	Title

/S/ JANET HILL Janet Hill	Director

Wayne Mailloux	Director

/S/ JOHN R. MUSE John R. Muse	Director

/S/ HECTOR M. NEVARES Hector M. Nevares	Director

/S/ JIM L. TURNER Jim L. Turner	Director

/S/ DOREEN WRIGHT Doreen Wright	Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 16, 2011.

ALTA-DENA CERTIFIED DAIRY, LLC

BERKELEY FARMS, LLC

COUNTRY FRESH, LLC

DEAN DAIRY HOLDINGS, LLC

DEAN EAST II, LLC

DEAN EAST, LLC

DEAN FOODS NORTH CENTRAL, LLC

DEAN FOODS OF SOUTHERN CALIFORNIA, LLC

DEAN FOODS OF WISCONSIN, LLC

DEAN SERVICES, LLC

DEAN WEST II, LLC

DEAN WEST, LLC

FRESH DAIRY DELIVERY, LLC

FRIENDSHIP DAIRIES, LLC

GANDY’S DAIRIES, LLC

GARELICK FARMS, LLC

HORIZON ORGANIC DAIRY, LLC

KOHLER MIX SPECIALTIES OF MINNESOTA, LLC

KOHLER MIX SPECIALTIES, LLC

MAYFIELD DAIRY FARMS, LLC

MIDWEST ICE CREAM COMPANY, LLC

MODEL DAIRY, LLC

MORNINGSTAR FOODS, LLC

REITER DAIRY, LLC

SAMPSON VENTURES, LLC

SHENANDOAH’S PRIDE, LLC

SOUTHERN FOODS GROUP, LLC

SUIZA DAIRY GROUP, LLC

VERIFINE DAIRY PRODUCTS OF SHEBOYGAN, LLC

By:	/S/ TIMOTHY A. SMITH
Timothy A. Smith Senior Vice President and Treasurer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Steven J. Kemps, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of June 16, 2011.

Signature	Title

/S/ GREGG L. ENGLES Gregg L. Engles	Chief Executive Officer (Principal Executive Officer)

/S/ SHAUN P. MARA Shaun P. Mara	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ SCOTT K. VOPNI Scott K. Vopni	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/S/ RACHEL A. GONZALEZ Rachel A. Gonzalez	Sole Manager

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 16, 2011.

DEAN HOLDING COMPANY

DEAN INTELLECTUAL PROPERTY SERVICES II, INC.

DEAN INTELLECTUAL PROPERTY SERVICES, INC.

DEAN MANAGEMENT CORPORATION

DEAN TRANSPORTATION, INC.

HORIZON ORGANIC INTERNATIONAL, INC.

MARATHON DAIRY INVESTMENT CORP.

TUSCAN/LEHIGH DAIRIES, INC.

WHITEWAVE FOODS COMPANY

WHITEWAVE SERVICES, INC.

By:	/S/ TIMOTHY A. SMITH
Timothy A. Smith Senior Vice President and Treasurer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Steven J. Kemps, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of June 16, 2011.

Signature	Title

/S/ GREGG L. ENGLES Gregg L. Engles	Chief Executive Officer (Principal Executive Officer)

/S/ SHAUN P. MARA Shaun P. Mara	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ SCOTT K. VOPNI Scott K. Vopni	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/S/ RACHEL A. GONZALEZ Rachel A. Gonzalez	Sole Director

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 16, 2011.

LAND-O-SUN DAIRIES, LLC

By:	/S/ TIMOTHY A. SMITH
Timothy A. Smith Senior Vice President and Treasurer

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Steven J. Kemps, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated as of June 16, 2011.

Signature	Title

/S/ GREGG L. ENGLES Gregg L. Engles	Chief Executive Officer (Principal Executive Officer)

/S/ SHAUN P. MARA Shaun P. Mara	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/S/ SCOTT K. VOPNI Scott K. Vopni	Vice President and Chief Accounting Officer (Principal Accounting Officer)

/S/ RACHEL A. GONZALEZ Rachel A. Gonzalez	Senior Vice President and Deputy General Counsel of Dean Foods Company, its Managing Member

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on June 16, 2011.

KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg L. Engles and Steven J. Kemps, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

DIPS LIMITED PARTNER II

By:	CSC TRUST COMPANY OF DELAWARE, as Trustee

By:	/S/ ALAN R. HALPERN
Alan R. Halpern Vice President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation (incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2001, filed April 1, 2002).

3.2	Amended and Restated Bylaws (incorporated by reference from our Current Report on Form 8-K filed March 9, 2009).

4.1	Indenture, dated as of May 15, 2006, among Dean Foods Company, the subsidiary guarantors listed therein and The Bank of New York Trust Company, N.A., as trustee (incorporated by reference from our Current Report on Form 8-K filed May 19, 2006).

4.2	Supplemental Indenture No. 6, dated as of December 16, 2010, among Dean Foods Company, the guarantors listed therein and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference from our Current Report on Form 8-K filed December 16, 2010).

4.3	Registration Rights Agreement, dated as of December 16, 2010, among Dean Foods Company, the guarantors listed therein and the several initial purchasers listed therein (incorporated by reference from our Current Report on Form 8-K filed December 16, 2010).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

12.1	Statement of Computation of Ratio of Earnings to Fixed Charges.

21.1	List of Subsidiaries (incorporated by reference from our Annual Report on Form 10-K filed March 1, 2011).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (contained in the signature pages to this registration statement).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture.

99.1	Form of Letter of Transmittal.

99.2	Form of Letter to Registered Holders and Depository Trust Company Participants.

99.3	Form of Letter to Clients.